UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Textron Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING

To the Shareholders of Textron Inc.:

        The 2010 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 28, 2010, at 11:00 a.m. at The Renaissance Providence Hotel, 5 Avenue of the Arts, Providence, Rhode Island for the following purposes:

          1.     To elect the five directors in Class II named in the proxy statement for a term of three years and until their successors are duly elected or appointed, which is recommended by the Board of Directors (Items 1 through 5 on the proxy card);

          2.     To approve amendments to our equity incentive plans to allow for a one-time stock option exchange program for employees other than executive officers, which is recommended by the Board of Directors (Item 6 on the proxy card);

          3.     To approve an amendment to our Restated Certification of Incorporation to phase out the classification of the Board of Directors and to provide instead for the annual election of directors which is recommended by the Board of Directors (Item 7 on the proxy card);

          4.     To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron's independent registered public accounting firm for 2010, which is recommended by the Board of Directors (Item 8 on the proxy card).

          5.     To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        You are entitled to vote all shares of common stock registered in your name at the close of business on March 5, 2010. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person, you should request your broker or bank to issue you a proxy covering your shares.

        Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

        A list of shareholders entitled to vote at the 2010 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at Textron's principal executive office, 40 Westminster Street, Providence, Rhode Island 02903.

By order of the Board of Directors

Terrence O'Donnell Executive Vice President, General Counsel and Corporate Secretary

Providence, Rhode Island
March [    ], 2010

YOUR VOTE IS IMPORTANT

UNDER A RECENT RULE CHANGE, BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, YOUR VOTE IS ESPECIALLY IMPORTANT THIS YEAR. ACCORDINGLY, WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010

The Company's Proxy Statement for the 2010 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 2, 2010 and the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2010 are available at http://phx.corporate-ir.net/phoenix.zhtml?c=110047&p=proxy.

TEXTRON INC.

PROXY STATEMENT

General

        This proxy statement, which is being mailed on or about March [    ], 2010, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 28, 2010, at 11:00 am, and at any adjournments or postponements thereof. Textron's principal executive office is located at 40 Westminster Street, Providence, Rhode Island 02903.

Shareholders Who May Vote

        All shareholders of record at the close of business on March 5, 2010, will be entitled to vote. As of March 5, 2010, Textron had outstanding [                        ] shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Voting

        All shareholders may vote by mail. Shareholders of record can also vote via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a shareholder's identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

        If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

        If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares.

 Savings Plan Participants

        If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan, which will be voted only as you direct). All directions will be held in confidence.

Revoking a Proxy

        Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record you may revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron's corporate secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.

Required Vote

        A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on some routine matters but is prohibited from voting without your instructions on other non-routine matters. Routine matters include ratification of independent public accountants and the amendment to our Restated Certificate of Incorporation. Non-routine matters include the election of directors and the amendments to our equity incentive plans. Those items for which your broker cannot vote result in broker non-votes.

        Election of each of the five nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted "for" a nominee for director must exceed the number of shares voted "against" that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

        Approval of the proposal to amend our equity incentive plans in order to allow for the option exchange program requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast on the proposal represent over 50% of the outstanding shares entitled to vote on the proposal. If you vote to "abstain" on the proposal, your shares will be treated as present and will have the same effect as if you voted against the proposal. Broker non-votes, however, are not counted for this purpose and have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter will be required to approve the proposed amendment to the Restated Certificate of Incorporation to provide for the annual election of directors. Abstentions will be counted toward the tabulation of votes and will have the same effect as negative votes.

        Approval of the ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter. Abstentions will have the same effect as if you voted against the proposal.

Costs of Proxy Solicitation

        Textron pays all the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired D.F. King & Co., Inc., of New York, New York, a proxy solicitation organization, to assist in this solicitation process for a fee of $17,500, plus reasonable out-of-pocket expenses.

 Confidential Voting Policy

        Under Textron's policy on confidential voting, individual votes of shareholders are kept confidential from Textron's directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron's corporate secretary. Votes are counted by employees of American Stock Transfer & Trust Company, LLC ("AST"), Textron's independent transfer agent and registrar, and certified by Inspectors of Election who are employees of AST.

Attending the Meeting

        If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on March 5, 2010, is acceptable proof. If you are a shareholder of record, no proof is required.

ELECTION OF DIRECTORS

        The Board of Directors is composed of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected or appointed and qualified. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote "For" Kathleen M. Bader, R. Kerry Clark, Ivor J. Evans, Lord Powell of Bayswater KCMG and James L. Ziemer to Class II. Each nominee presently serves as a director of Textron. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Information is furnished below with respect to each nominee for election and each director continuing in office. The Board of Directors recommends a vote FOR each of the director nominees (Items 1 through 5 on the proxy card).

Nominees for Director
Class II—Terms Expiring in 2010
Kathleen M. Bader	Director Since 2004
Ms. Bader, 59, was President and Chief Executive Officer of NatureWorks LLC, which makes proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973, held various management positions in Dow's global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill's acquisition of Dow's interest in Cargill Dow. Ms. Bader previously served as a director of Halliburton Company and served for seven years on President Bush's Homeland Security Advisory Council.

R. Kerry Clark	Director Since 2003

Mr. Clark, 57, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009.

Ivor J. Evans	Director Since 2003

Mr. Evans, 67, has been an Operating Partner at Thayer / Hidden Creek, a private equity firm, since April 2005. Mr. Evans served as Vice Chairman of Union Pacific Corporation, one of America's leading transportation companies until his retirement in March 2005. He joined Union Pacific in 1998 as President and Chief Operating Officer of the Union Pacific Railroad, and became Vice Chairman in January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company, including Senior Vice President, Industrial Components and Equipment. Mr. Evans is a director of Cooper Industries (since 2003), Arvin Meritor, Inc. (since 2005) and Spirit AeroSystems (since 2005).

Lord Powell of Bayswater KCMG	Director Since 2001

Lord Powell, 68, previously served as Private Secretary and advisor on foreign affairs and defense to British Prime Ministers Margaret Thatcher and John Major from 1983 to 1991. He is a director of LVMH Moët Hennessy-Louis Vuitton (since 1996), Caterpillar Inc. (since 2000), Mandarin Oriental Hotel Group (since 1992), Schindler Holding Ltd. (since 2003), and Hong Kong Land Holdings Limited (since 2008) and was a director of Yell Group (from 2002-2009).

James L. Ziemer	Director Since 2007

Mr. Ziemer, 60, was the President and Chief Executive Officer and a director of Harley-Davidson, Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company, Buell Motorcycle Company and MV Agusta Group, which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of The Harley-Davidson Foundation, Inc. from 1993 to 2006.

Directors Continuing in Office
Class III—Terms Expiring in 2011
Paul E. Gagné	Director Since 1995

Mr. Gagné, 63, is Chairman of the Wajax Income Fund, a leading Canadian distributor and support service provider of mobile equipment, industrial components and power systems, a position he has held since May 2006. Prior to assuming his current position he was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He has been on the Board of the Wajax Income Fund since 1996, and he is also a director of CAE Inc. (since 2006), Fraser Papers Inc. (since 2005) and Inmet Mining Corporation (since 1996).

Dain M. Hancock	Director Since 2005

Mr. Hancock, 68, was Executive Vice President of Lockheed Martin Corporation and President of Lockheed Martin's Aeronautics Company until his retirement in January 2005. Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He joined Lockheed Martin in 1993 as Vice President when Lockheed acquired General Dynamics Corporation's military aircraft business, with which Mr. Hancock began his industrial career. Mr. Hancock served in various key executive positions before becoming President of Lockheed Martin Tactical Aircraft Systems in 1995 and Executive Vice President of Lockheed Martin Corporation and President of the Aeronautics Company in 2000.

Lloyd G. Trotter	Director Since 2008

Lloyd G. Trotter, 64, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE's principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE's Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also serves as a director of PepsiCo, Inc. (since 2008), and he became a director of Daimler A.G. in 2009.

Thomas B. Wheeler	Director Since 1993

Mr. Wheeler, 73, was the Chairman and Chief Executive Officer of Massachusetts Mutual Life Insurance Company, presently known as MassMutual Financial Group. He was a member of the Massachusetts Mutual field sales force from 1962 to 1983, served as Executive Vice President of Massachusetts Mutual's insurance and financial management line from 1983 to 1986, became President and Chief Operating Officer in 1987, President and Chief Executive Officer in 1988 and Chairman and Chief Executive Officer in 1996. He relinquished the title of Chief Executive Officer in January 1999 and retired as Chairman in January 2000. Mr. Wheeler is a director of Genworth Financial (since 2004).

Class I—Terms Expiring in 2012
Lewis B. Campbell	Director Since 1994

Mr. Campbell, 63, is Chairman of Textron, having retired as Chief Executive Officer in December 2009. He joined Textron in 1992 as Executive Vice President and Chief Operating Officer, became President and Chief Operating Officer in 1994, assumed the title of Chief Executive Officer and relinquished the title of Chief Operating Officer in July 1998, assumed the title of Chairman and relinquished the title of President in 1999, reassumed the title of President in 2001 and again relinquished the title of President in January 2009. Prior to joining Textron he was a Vice President of General Motors Corporation and General Manager of its GMC Truck Division. Mr. Campbell is a director of Bristol-Myers Squibb Co. (since 1998) and was a director of Dow Jones & Company, Inc. (from 2004-2007).

Scott C. Donnelly	Director Since 2009

Mr. Donnelly, 48, is President and Chief Executive Officer of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009 and became Chief Executive Officer of Textron in December 2009. Previously, Mr. Donnelly was the President and CEO of General Electric Company's Aviation business unit, a position he had held since July 2005. GE's Aviation business unit is a $16 billion maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world's largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining General Electric in 1989.

Lawrence K. Fish	Director Since 1999

Mr. Fish, 65, is the Interim Chief Executive Officer of National Bank Holdings, a $1.1 billion fund focused on bank acquisitions and recapitalizations. He was Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a multi-state bank holding company. He was named Chairman, President and Chief Executive Officer upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as a director of Tiffany & Co.(since 2008), and has recently joined the Board of Directors of National Bank Holdings.

Joe T. Ford	Director Since 1998

Mr. Ford, 72, currently is a partner in Westrock Capital Partners, LLC, a private investment company. Mr. Ford was Chairman of ALLTEL Corporation, a telecommunications company, until his retirement in November 2007. He was named President of ALLTEL upon its formation in 1983 from a merger between Allied Telephone Company and Mid-Continent Telephone Corporation, became Chief Executive Officer in 1987, assumed the title of Chairman in 1991 and retired as the Chief Executive Officer in July 2002. Mr. Ford previously served as a director of EnPro Industries, Inc. from 2002 through 2009.

The Board of Directors

  Experience, Qualifications, Attributes and Skills

        The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

        The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company's Corporate Governance Guidelines and Policies. For example, each of them has unquestioned personal ethics and integrity and possesses skills and experience aligned with Textron's strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices. All of them possess interpersonal skills that maximize group dynamics, including respect for others, strong communication skills and confidence to ask tough questions. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current and former CEOs, satisfy the independence standards established by the New York Stock Exchange.

        As discussed below, Textron's directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are implicated by Textron's operations. The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

  •
  Mr. Campbell, Textron's previous COO and CEO with a 17-year tenure at the Company, brings to the Board a deep understanding of Textron and each of its component businesses, as well as manufacturing, business processes, portfolio management, domestic and international markets, distribution channels, talent development and change management.

  •
  Mr. Donnelly, Textron's current President and CEO, has significant experience, gained in a variety of positions at General Electric, in the aerospace and defense sector, innovation, manufacturing, portfolio management, talent development and business processes. Mr. Donnelly brings to the Board first-hand, real-time experience in, and understanding of, Textron operations gained through his service with the Company as Chief Operating Officer and now President and CEO.

  •
  Ms. Bader has significant experience in strategic planning and change management, acquired through her leadership roles at Dow Chemical Company and NatureWorks LLC; she has expertise in managing strategic business process implementation and its attendant cultural transformation within global industrial business environments. She also brings to Textron extensive experience in managing turnarounds, Six Sigma, customer loyalty and employee satisfaction and the expansion of international business.

  •
  Mr. Clark provides the Board with extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally, developed through his thirty-year career at Procter and Gamble, as well as leadership in enhancing customer service and advancing customer relationships. His experience as CEO of Cardinal Health provides additional insight and value in corporate governance, talent development, change management, marketing and business development.

  •
  Mr. Evans has extensive experience in several industries in which Textron operates, including the transportation and manufacturing industries. His considerable experience in restructuring and cost containment, developed through his work with Emerson and Union Pacific, contributes to the Board's evaluation of the Company's long-term strategic plans and decisions to restructure operations in light of the recent economic headwinds. His work at Thayer/Hidden Creek brings to the Textron board valuable experience and insight in portfolio management, mergers and acquisitions, corporate finance and operations management.

  •
  Mr. Fish has significant experience in the highest levels of leadership in the financial sector and brings to Textron considerable expertise in banking and commercial finance, corporate governance, corporate finance and the domestic and international financial markets. This experience assists the Board in its oversight of the Company's finance business and other financial matters of importance to the Company.

  •
  Mr. Ford brings to the Board extensive experience in general management, business development, talent development and mergers and acquisitions, acquired through his career and his positions as Chairman and CEO of ALLTEL. His deep understanding of corporate finance and portfolio management enables him to contribute to the Board's assessment of Textron's strategy and financing and treasury operations as well as its oversight of Textron's finance business.

  •
  Mr. Gagné has significant executive management and financial management experience as well as expertise in corporate strategic planning and risk management, gained through his service and leadership roles in a number of business enterprises, including as CEO of Avenor Inc., a Canadian public company. Mr. Gagne provides Textron with a seasoned assessment of Canadian business opportunities and practices and other international business opportunities. He is also an "audit committee financial expert" under the criteria adopted by the SEC and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

  •
  Mr. Hancock's extensive expertise in driving and growing business within the highly competitive aerospace and defense arena, developed through his 39-year career at Lockheed Martin and General Dynamics, provides insight to the Board in overseeing Textron's defense and aerospace businesses. He brings to Textron a deep understanding of working with the Department of Defense (i.e. program management, contracting, international defense markets), as well as aerospace manufacturing and general management.

  •
  Lord Powell has extensive international business and national security experience garnered through distinguished high-level government service and service in the private sector. He is an expert on many global regions where Textron does business and has keen insight into geopolitical considerations that affect Textron's efforts to increase its worldwide footprint. He also has a deep understanding of two significant Textron markets: international defense industries and the requirements of governments for equipment and services and has developed significant experience in matters relevant to executive compensation.

  •
  Mr. Trotter has significant experience through his leadership roles within General Electric, a diversified company with a financial services component in a variety of fields of importance to Textron. He has broad expertise in building powerful brands worldwide, implementing world-class processes and developing talented people. He also has deep knowledge of manufacturing operations, supply chain management and the development of international business opportunities, each of which is important to Textron's operations.

  •
  Mr. Wheeler contributes to the Board through his long-term perspective on Textron's business development and strategy. He brings to Textron valuable experience in the financial sector, talent recruitment and development, corporate governance, international operations and risk management gained through his career and leadership of what is now known as MassMutual Financial Group.

  •
  Mr. Ziemer provides the Board with extensive expertise in establishing brand equity worldwide and leadership in fostering outstanding customer satisfaction and loyalty, developed through his forty-year career at Harley-Davidson. Mr. Ziemer's significant experience with the captive finance business model assists the Board in its oversight of our Textron Financial business, and he is an "audit committee financial expert" under the criteria adopted by the SEC.

  Meetings and Organization

        During 2009, the Board of Directors met 17 times, holding 7 regular meetings and 10 special meetings, and the Executive Committee of the Board met 14 times. The Board has standing Audit, Nominating and Corporate Governance, and Organization and Compensation committees. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and also the annual meeting of shareholders. All directors attended at least 75% of the total number of Board and applicable committee meetings. All directors attended the 2009 annual meeting of shareholders.

  Corporate Governance

        Textron's Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in September 2008, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron's website, www.textron.com, under "Investor Relations—Corporate Governance/Guidelines & Policies," and are also available in print upon request to Textron's corporate secretary. In 2008, the Board approved a waiver to the Guidelines permitting Lord Powell to exceed the limit of five other directorships under the Guidelines.

  Code of Ethics

        Textron's Business Conduct Guidelines, originally adopted in 1979 and most recently revised in December 2008, are applicable to all employees of Textron including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron's website, www.textron.com, under "Investor Relations—Corporate Governance/Code of Ethics," and are also available in print upon request to Textron's corporate secretary. Any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable SEC rules will be disclosed on our website, at the address specified above.

  Director Independence

        The Board of Directors has determined that Ms. Bader, Messrs. Clark, Evans, Fish, Ford, Gagné, Hancock, Trotter, Wheeler and Ziemer and Lord Powell, are independent as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron's website as described above. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director's independence. Specifically, the Board considered the fact that: (a) in 2008, Mr. Ford's company, Wooster Capital, LLC, purchased a 6.25% interest in a business jet from CitationAir (formerly Citation Shares), a Textron company; and (b) in 2007, 2008 and 2009, the Textron Charitable Trust made donations of $10,000, $50,000 and $10,000, respectively, to the Atlantic Partnership on which Lord Powell serves as Chairman.

  Leadership Structure

        Historically, as reflected in the Textron Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of Textron and its shareholders. The Board has committed to review, at least once every two years, whether combining these positions continues to serve the best interests of Textron and its shareholders. In connection with the Board's appointment of Mr. Donnelly as CEO, Mr. Campbell, our outgoing CEO, agreed to the Board's request that he serve as non-executive Chairman of the Board, at the discretion of the Board, until no later than the 2011 Annual Meeting of Shareholders. The Board believes that this structure allows the Board to benefit from Mr. Campbell's knowledge of the Company's operations during Mr. Donnelly's transition into the role of CEO.

        The functions of the Board are carried out by the full Board, and when delegated, by the Board committees, with each director being a full and equal participant. The independent Board members meet in an executive session at each regularly scheduled Board meeting and additional executive sessions may be convened at any time at the request of a director.

        The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all independent Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Organization and Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors. Each of these committees' charters provides that the committee may seek the counsel of independent advisors and each routinely meets in an executive session without management present. The Board and each of its three principal committees performs an annual self-evaluation.

        The independent Directors annually designate a Director from among the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee to serve as Lead Director who will, among other functions, preside at all meetings of the Board at which the Chairman is not present, serve as liaison between the CEO and the independent Directors, and approve Board meeting agendas and the type of materials to be distributed to the Board. Textron's Corporate Governance Guidelines and Policies also require that the Board meet in executive session for non-management directors without management present at each regularly scheduled Board meeting. Textron's Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and in such event the Lead Director presides. During 2009, the independent directors held a total of 16 meetings in executive session without management present. Currently, Mr. Gagné serves as Lead Director. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director.

  Oversight of Risk Management

        Several years ago, the Company's management, under the oversight of the Board of Directors, implemented an enterprise risk management process which was developed to identify, assess, monitor and address risks across the entire Company and its business operations. Recently, the Board approved management's proposed redesign of the Company's enterprise risk management process and updated the Board's role in risk management oversight.

        The Board oversees the Company's risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. Under the redesigned process as approved by the Board, these reviews will occur at an annual dedicated risk management session and as part of the Board's annual review of the Company's strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties.

        The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its Charter, including risks associated with the Company's compensation programs, to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its Charter, including risks associated with corporate governance. Similarly, the Audit Committee considers risks related to the subject matters enumerated in its Charter, including risks relating to internal controls, disclosure, and financial reporting. In addition, to further assist the Board, the Audit Committee reviews the Company's risk management process on an annual basis, monitors material risk changes on a quarterly basis, and reports to the Board as appropriate.

        Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company's risk management program.

  Shareholder Communications to the Board

        Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2269, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail at textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors as a group or the specified director.

  Compensation of Directors

        During 2009, for their service on the Board, non-employee directors were paid an annual retainer of $215,000. Non-employee directors who served on the Executive Committee, the Special Committee or one of the standing committees, other than the Audit Committee, received $1,500 for each committee meeting attended. Non-employee directors who served on the Audit Committee received $2,500 for each committee meeting attended. The chairman of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $15,000.

        Mr. Campbell, who became the non-executive chairman of the Board upon his retirement on December 1, 2009, receives a retainer of $400,000 per year, payable quarterly in arrears and prorated for partial years for his service; he does not receive any additional meeting fees. The Company provides secretarial assistance in connection with his role as non-executive chairman, along with a guest office when he is at Company headquarters.

        Textron maintains a Deferred Income Plan for Non-Employee Directors (the "Directors Deferred Income Plan") under which they could defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% or the average for the month of the Moody's Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. Each year, directors are required to defer a minimum of $100,000 of their annual retainer into the stock unit account. Mr. Campbell does not participate in the Directors Deferred Income Plan and will not be required to defer any of his annual retainer.

        Textron reimburses each director for his or her expenses in attending Board or committee meetings.

        Textron sponsors a Directors Charitable Award Program which contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each director upon his or her death, and the trust donates 50% of that amount in accordance with the director's recommendation among up to five charitable organizations. In most cases, payment of the contributions ultimately is recoverable from life insurance policies that Textron maintains on the lives of directors for this purpose. In 2009, Textron paid a total of $111,848 in premiums on policies covering nine current directors and ten former directors. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. The program was closed to new participants in 2004.

        Non-employee directors, including Mr. Campbell, are also able to utilize for personal use aircraft in which Textron has a fractional ownership interest on an as-available basis but are required to reimburse Textron for its cost per hour of flight time, and are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year. Non-employee directors are eligible to receive awards of options, restricted stock, restricted stock units, stock appreciation rights, performance stock, performance share unit or other awards granted under the Textron Inc. 2007 Long-Term Incentive Plan, although, other than the grant of restricted stock received upon joining the Board, they have not received any such awards.

        In order to align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times their annual cash retainer; toward this end, we require all non-employee directors (other than Mr. Campbell) to defer a minimum of $100,000 of their annual retainer into the stock unit account of the Directors Deferred Income Plan. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. We also have a stock retention policy restricting non-management directors from transferring stock units or restricted stock while they serve on the Board.

        In December 2009, following a review of the non-employee directors' compensation and benefits program by the Nominating and Corporate Governance Committee, on recommendation of the committee, the Board determined not to make any modifications to the program for 2010.

        Employee directors do not receive fees or other compensation for their service on the Board or its committees.

Director Compensation Table

        The following table provides 2009 compensation information for our directors other than Messrs. Campbell and Donnelly, whose compensation is reported in the Summary Compensation Table on page 35.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Kathleen M. Bader	152,000	$100,000	20,652	272,652
R. Kerry Clark	152,500	$100,000	27,035	279,535
Ivor J. Evans	130,000	$100,000	32,622	262,622
Lawrence K. Fish	171,657	$100,000	6,250	277,907
Joe T. Ford	125,500	$100,000	7,500	233,000
Paul E. Gagné	197,843	$100,000	0	297,843
Dain M. Hancock	144,000	$100,000	0	244,000
Lord Powell of Bayswater KCMG	165,000	$100,000	24,800	289,800
Lloyd G. Trotter	152,500	$100,000	0	252,500
Thomas B. Wheeler	127,000	$100,000	7,500	234,500
James L. Ziemer	156,000	$100,000	0	256,000

(1)
The fees disclosed in this column do not include $100,000 of each director's annual retainer which they were required to defer into the stock unit account under the Directors Deferred Income Plan.

(2)
The amounts in this column represent the grant date fair value, in accordance with financial accounting standards, of the portion of each director's annual retainer deferred into the stock unit account under the Directors Deferred Income Plan.

(3)
The amounts in this column represent (i) the cost of life insurance premiums relating to the Directors Charitable Award Program described above for Ms. Bader, Mr. Clark, Mr. Evans and Lord Powell; the premiums for Mr. Fish, Mr. Ford, Mr. Gagné and Mr. Wheeler have been fully paid prior to 2009, and Mr. Hancock, Mr. Trotter and Mr. Ziemer do not participate in the program because they joined the Board after the program was closed to new participants and (ii) the amount of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program which, for Ms. Bader, Mr. Clark, Mr. Evans, Mr. Ford and Mr. Wheeler, was $7,500 and, for Mr. Fish, was $6,250.

Board Committees

  Audit Committee

        The Audit Committee pursuant to its charter, as amended in February 2007, assists the Board of Directors with its oversight of (i) the integrity of Textron's financial statements, (ii) Textron's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of Textron's internal audit function and independent auditor. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of Textron's independent auditors. A copy of the charter is posted on Textron's website under "Investor Relations—Corporate Governance/Board Committees," and is also available in print upon request to Textron's corporate secretary. The following five independent directors presently comprise the committee: Mr. Gagné (Chairman), Ms. Bader, Mr. Clark, Mr. Hancock and Mr. Ziemer. The Board has determined that each member of the committee is independent as independence is defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies, except for Mr. Gagné who serves on three audit committees in addition to Textron's. The Board of Directors has determined that Mr. Gagné's simultaneous service does not impair his ability to effectively serve on Textron's Audit Committee. The Board of Directors has also determined that Mr. Gagné and Mr. Ziemer each are "audit committee financial experts" under the criteria adopted by the Securities and Exchange Commission. During 2009, the committee met 10 times and a subcommittee of the Audit Committee met once.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee pursuant to its charter, as amended in September 2007, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron and (iii) makes recommendations on compensation of the Board of Directors. A copy of the committee's charter is posted on Textron's website under "Investor Relations—Corporate Governance/Board Committees," and is also available in print upon request to Textron's corporate secretary.

        In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee's selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives.

        Textron's Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading "Shareholder Proposals and Other Matters for 2011 Annual Meeting" on page 74, to the committee, c/o Textron's corporate secretary, along with the information described in our By-Laws.

        The committee annually reviews the Board of Directors' composition, the appropriate size of the Board, the results of the review of the Board's overall performance and the strategy of the Company to determine future requirements for Board members over the next year or two. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) high personal ethics and integrity; (ii) specific skills and experience aligned with Textron's strategic direction and operating challenges; (iii) the core business competencies of high achievement, a record of success, financial literacy, a history of making good business decisions and exposure to best practices; (iv) interpersonal skills that maximize group dynamics, including respect for others, strong communication skills and confidence to ask tough questions; (v) enthusiasm for Textron and sufficient available time to be fully engaged; and (vi) if a non-employee, satisfies the independence standards established by the New York Stock Exchange and the Securities and Exchange Commission. All recommendations of nominees to the Board by the committee are made solely on the basis of merit.

        In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with outside board compensation advisors, as appropriate.

        The following five directors presently comprise the committee: Mr. Fish (Chairman), Ms. Bader, Mr. Ford, Mr. Trotter and Mr. Wheeler. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2009, the committee met 6 times.

  Organization and Compensation Committee

        The Organization and Compensation Committee pursuant to its charter, as revised in July 2009, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the

Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer and other executive officers' responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company's management. A copy of the committee's charter is posted on Textron's website under "Investor Relations—Corporate Governance/Board Committees," and is also available in print upon request to Textron's corporate secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 21 for more information on the committee's processes and the role of management and consultants in determining the form and amount of executive compensation. The following four directors presently comprise the committee: Lord Powell (Chairman), Mr. Clark, Mr. Evans and Mr. Trotter. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2009, the committee met 10 times.

  Special Committee

        At its September 2008 meeting, the Board of Directors designated a Special Committee to review and report to the full Board on Textron Financial Corporation ("TFC") strategic and operational issues; the Board appointed Mr. Trotter as Chairman, and Mr. Campbell, Mr. Fish, Mr. Gagné, Mr. Powell and Mr. Ziemer as members of the Committee. At its February 2009 meeting, the Board reconstituted the Special Committee such that it was comprised of Mr. Trotter, as Chairman, Mr. Fish, Mr. Gagné and Mr. Ziemer, and its charge was to assist the Board in its review and oversight of Textron's liquidity plan, the liquidation of TFC's non-captive finance business and such other matters as the Board may from time to time assign. At the beginning of the 2010 fiscal year, the Special Committee was deemed to have completed its assignment and these matters were again assumed by the full Board. During 2009, the committee met 10 times.

  Compensation Committee Interlocks and Insider Participation

        The members of the Organization and Compensation Committee during fiscal year 2009 consisted of Lord Powell, who served as the Chairman, Mr. Clark, Mr. Evans and Mr. Trotter. No member of the Organization and Compensation Committee is or has been an executive officer or employee of Textron (or any of its subsidiaries), and no "compensation committee interlocks" existed during fiscal year 2009.

 SECURITY OWNERSHIP

        The following table sets forth information regarding the beneficial ownership of our common stock as of January 2, 2010, unless otherwise noted, by:

  •
  Each person or group known by us to own beneficially more than 5% of our common stock;

  •
  Each of our directors;

  •
  Each of our named executive officers, as defined under SEC rules ("NEOs"); and

  •
  All of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that are will vest, within 60 days of January 2, 2010, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

Directors and Executive Officers	Number of Shares of Common Stock		Percent of Class
Kathleen M. Bader	22,208	(1)	*
Kenneth C. Bohlen	205,407	(2)(3)	*
John D. Butler	196,282	(2)(3)	*
Lewis B. Campbell	671,550	(2)(3)	*
R. Kerry Clark	7,000	(1)	*
Frank T. Connor	636	(3)	*
Scott C. Donnelly	57,522	(2)(3)	*
Ivor J. Evans	7,000	(1)	*
Lawrence K. Fish	62,000	(1)	*
Joe T. Ford	9,000	(1)	*
Ted R. French	6,858		*
Paul E. Gagné	5,152	(1)	*
Dain M. Hancock	2,119	(1)	*
Mary Howell	225,904	(3)	*
Terrence O'Donnell	279,842	(2)(3)	*
Lord Powell of Bayswater KCMG	2,116	(1)	*
Lloyd G. Trotter	2,061	(1)	*
Thomas B. Wheeler	5,728	(1)	*
Richard L. Yates	124,375	(2)(3)	*
James L. Ziemer	2,101	(1)	*
All current directors and executive officers as a group (16 persons)	1,332,317		*
Beneficial Holders of More than 5%
BlackRock, Inc.(4)	14,781,979		5.43%
FMR LLC(5)	35,850,273		13.17%

*
Less than 1% of the outstanding shares of common stock.

(1)
Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 29,668 shares; Mr. Clark, 48,416 shares; Mr. Evans, 27,498 shares; Mr. Fish, 66,020 shares; Mr. Ford, 73,419 shares; Mr. Gagné, 64,576 shares; Mr. Hancock, 39,818 shares; Lord Powell, 31,441 shares; Mr. Trotter, 27,202 shares; Mr. Wheeler, 81,568 shares and Mr. Ziemer, 31,068 shares.

(2)
Includes the following shares obtainable within 60 days of January 2, 2010, upon the vesting of restricted stock units or the exercise of stock options: Mr. Bohlen, 161,976 Mr. Butler, 169,050 shares; Mr. Campbell, 630,459 shares; Mr. Donnelly, 33,583 shares; Ms. Howell, 191,319 shares; Mr. O'Donnell, 250,169 shares; Mr. Yates, 97,978 and all current directors and executive officers as a group, 1,083,261 shares.

(3)
Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Butler, 115,545 shares, Mr. Connor, 216 shares; Mr. Donnelly, 2,528 shares; Mr. O'Donnell, 88,043 shares, Mr. Yates, 78,163 shares; Mr. Campbell, 101,484 shares, Mr. French, 1,817 shares; Ms. Howell, 135,250 shares and Mr. Bohlen, 135,281 shares; (ii) RSUs payable in cash, based upon the value of Textron common stock, as follows: Mr. Bohlen, 7,943 shares; Mr. Butler, 22,470 shares, Mr. Campbell, 121,538 shares; Mr. Connor, 70,000 shares; Mr. Donnelly, 156,458 shares; Ms. Howell, 10,493 shares; Mr. O'Donnell, 25,067 shares; and Mr. Yates, 51,957 shares, (iii) unvested RSUs payable in stock, as follows: Mr. Butler, 18,008 shares; shares; Mr. Donnelly, 116,919 shares; Mr. O'Donnell, 18,875 shares; and Mr. Yates, 10,838 shares, (iv) RSUs payable in stock that have vested upon termination but as to which the shares are not distributable until July 2010, as follows: Mr. Campbell, 129,534 shares, Ms. Howell, 21,128 shares and Mr. Bohlen, 18,463 shares, and (v) unvested PSUs that are paid in cash when earned and valued based upon the value of Textron common stock, as follows: Mr. Butler, 62,619 shares; Mr. Connor, 120,000 shares; Mr. Donnelly, 237,472 shares; Mr. O'Donnell, 69,849 shares and Mr. Yates, 41,138 shares.

(4)
Based on information disclosed in a Schedule 13G filed by BlackRock, Inc. on January 29, 2010. According to this Schedule 13G, BlackRock, Inc. beneficially owns, has the sole power to vote and to dispose of or direct the disposition of these 14,781,979 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Based on information disclosed in a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 16, 2010. According to this Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 33,836,672 shares of Textron common stock (including 1,838,477 shares resulting from the assumed conversion of $24,130,000 principal amount of Textron's convertible notes) as a result of acting as investment advisor to various investment companies (the "Funds") with the power to direct the voting of those shares held by the Boards of Trustees of the Funds; Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 508,000 of these shares (including 140,190 shares resulting from the assumed conversion of $1,840,000 principal amount of Textron's convertible notes); Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 853,289 of these shares (including 89,143 shares resulting from the assumed conversion of $1,170,000 principal amount of Textron's convertible notes); and FIL Limited, a separate corporate entity, beneficially owns 652,280 of these shares. Edward C. Johnson 3d and FMR LLC, through their control of the subsidiaries of FMR LLC and related entities, have the sole power to dispose of or direct the disposition of all 35,850,273 shares and the sole power to vote or direct the voting of 1,976,646 of these shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Textron's directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting.

        Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2009 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a), except that one transaction for Mr. Campbell relating to a cash-settled restricted stock unit award which was valued based upon the closing stock price on November 30, 2009 due to his December 1, 2009 retirement date, although not payable until July 2010, should have been reported by December 2, 2009 but was inadvertently not reported until December 15, 2009.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors has furnished the following report on its activities:

        The committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the "independent auditors") the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the audit committee concerning independence and considered the possible effect of non-audit services on the auditors' independence.

        The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, including internal controls over financial reporting, and the overall quality of the Company's financial reporting. The committee also reviewed the Company's compliance program. Eleven committee meetings were held during the year.

        In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedules be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2010, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company's independent auditors for 2010, and recommended that this selection be submitted to the shareholders for ratification.

    PAUL E. GAGNÉ, CHAIRMAN
    KATHLEEN M. BADER
    R. KERRY CLARK
    DAIN M. HANCOCK
    JAMES L. ZIEMER

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors has furnished the following report:

        The committee reviewed the Compensation Discussion and Analysis to be included in Textron's 2010 proxy statement and discussed the Compensation Discussion and Analysis with management.

        Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron's 2010 proxy statement and Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 2010.

        This report is submitted by the Organization and Compensation Committee.

    LORD POWELL OF BAYSWATER KCMG, CHAIRMAN
    R. KERRY CLARK
    IVOR J. EVANS
    LLOYD G. TROTTER

 COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

        Textron operates in multiple industries and many countries. To do so successfully it needs to attract highly talented senior executives and motivate them to perform at a high level. The Company's compensation policies are designed to meet this objective. Rewards are closely linked to actual performance, in particular sustained long-term performance, and delivered in ways linked closely to the interests of shareholders.

        The Organization and Compensation Committee regularly reviews Textron's compensation policies to ensure that they keep pace with current best practices. It made a series of changes in 2008, detailed in the CD&A for that year, for instance eliminating certain perquisites, prohibiting future agreements to gross-up executives for taxes and reducing payment obligations for termination for new executives. Further changes were made in 2009 as detailed below.

        The Committee is advised by a lead compensation consultant who has no other role with Textron than to advise the Committee. The Committee also draws on the experience of its independent members in diverse sectors and industries, as well as the growing literature on compensation practices. Its Chairman was a member of The Conference Board's panel (a not-for-profit organization which commonly publishes and influences corporate governance guidelines for public companies) which recently produced widely-praised guidelines on compensation.

        The Committee balances a number of considerations in determining short- and long-term executive compensation. The first is to secure the close alignment of pay and performance. For this purpose, the Committee selects metrics which it believes will best stimulate the behavior which the Company needs to exhibit in prevailing market conditions. Profitability remained the main target in 2009, measured by earnings per share ("EPS"). But the recession made it especially important to reduce costs and maximize manufacturing cash flow, and the Committee introduced a cash efficiency metric to achieve this. "Cash efficiency" was based upon goals relating to net targeted finance receivable liquidations by TFC, plus acceptable loss ratios, plus manufacturing cash flow.

        A second consideration was to simplify further the structure of executive compensation. To this end the Committee eliminated the previous ROIC metric, reducing the number of metrics from four to three while maintaining focus on returns through incentive metrics of earnings and cash efficiency. The Committee is taking further steps in this direction in 2010.

        Third, the Committee is guided by its sense of what is fair, and this played a particular role in the strained economic circumstances of 2009 in which a number of the Company's employees lost their jobs and shareholders saw the value of their shares fall significantly. To this end, the Committee reduced long-term incentive target compensation for senior executives by 20 percent and introduced performance cash units (PCUs) which are linked to financial performance and not directly leveraged on stock price, thereby mitigating excessive pay-outs. In consequence of these steps, total executive compensation for our continuing executive officers fell significantly in 2009 compared with the previous years.

        The Committee also takes care to ensure that overall compensation does not get out of line with that of Textron's compensation peer group. For this purpose it benchmarks its senior executive compensation against a peer group of companies, established with the advice of its compensation consultant, and regularly reviews the list to ensure it remains relevant. The Committee targets senior executive compensation generally around the median of this group.

        Last, the Committee strives to set compensation policies which do not encourage excessive risk-taking by senior executives which could endanger the Company.

        The Committee recognizes that in order to attract and retain high-performing executives capable of managing a global, multi-industry company like ours, the Company must establish a total compensation program that is competitive in the industries in which we do business, as well as with corporations with which we compete for talent. The primary objectives of our executive compensation program for 2009 were to:

  •
  Attract and retain qualified executives to lead the Company by ensuring market-competitive compensation levels

  •
  Provide balanced motivation between short- and long-term performance of the Company by varying performance periods and vesting periods of incentive programs

  •
  Motivate executives to produce strong and sustained financial performance for the long-term benefit of shareholders, by including an equity component in the compensation program

  •
  Maintain a compensation structure for senior positions that provides an increased portion of compensation at-risk for more senior positions, while mitigating incentives to make overly risky decisions

  Role of Compensation Consultant

        Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. Since 2005, the Committee has engaged the services of Towers Perrin as its compensation consultant. The lead consultant from Towers Perrin reports directly and exclusively to the Committee and provides expert, objective support regarding current and emerging best practices with regard to executive compensation. He attended eight of the nine Committee meetings in 2009.

        The lead consultant provides direct and candid advice on any executive compensation matter as requested by the Committee. Examples of specific services provided in 2009 are:

  •
  Assisted the Committee with the departure process for our terminating executive officers

  •
  Advised the Committee on the composition of the compensation peer group

  •
  Prepared analyses and recommendations for senior executive compensation levels as compared to the compensation peer group

  •
  Evaluated the Company's compensation program and advised the Committee on alternative designs for consideration, including changes to performance metrics made due to the implications of the economic crisis and our severely reduced stock price on executive compensation

  •
  Advised the Committee on the appropriateness and the structure of a proposed stock option exchange program for employees other than executive officers

        In April 2008, the Committee, and subsequently the full Board, approved a resolution prohibiting its lead consultant from performing any other services for the Company, however, the prohibition is limited only to the lead consultant and does not apply to Towers Perrin generally. During 2009 and in prior years, Towers Perrin has, from time to time, provided services to the Company on various matters unrelated to the executive compensation consulting services provided to the Committee. None of these services had a role in determining the amount or form of executive compensation. The table below shows the types of services and amounts of fees that were paid to Towers Perrin for each of the past three years:

Type of Service	2009	2008	2007
Executive Compensation Consulting to the Compensation Committee of the Board of Directors	$445,906	$429,276	$607,124
Compensation surveys, job titling study, and miscellaneous research requests from Management	33,108	29,287	28,423
Other fees (not related to compensation)	0	1,633	3,086

Total	$479,014	$460,196	$638,633

  Establishing an Appropriate Compensation Peer Group

        The Committee feels strongly about being informed on current pay practices and trends in the marketplace; and, it relies upon its consultant to provide data, analysis, and market perspective to support the Committee's decision-making process. To enhance the relevance of this market perspective to Textron, the Committee has adopted criteria for selecting compensation comparator companies. These criteria include the selection of companies that are representative of the labor market in which our Company competes for executive talent, that operate in similar industries, have significant global operations, and that have median annual revenue that approximates Textron's revenue.

        The companies comprising the compensation peer group consist of 21 companies with fiscal year 2008 revenues ranging from $5 billion to $35 billion with a median of $14.6 billion, compared to Textron's fiscal year 2008 revenues of $14.6 billion. No changes were made to the compensation peer group companies for 2009, which were:

• 3M Company	• Medtronic, Inc.
• Boston Scientific Corporation	• Northrop Grumman Corporation
• Eaton Corporation	• Parker-Hannifin Corporation
• Emerson Electric Co.	• Pitney Bowes Inc.
• EMC Corporation	• QUALCOMM Incorporated
• General Dynamics Corporation	• Raytheon Company
• Goodrich Corporation	• Seagate Technology
• Honeywell International Inc.	• Rockwell Automation, Inc.
• ITT Corporation	• Texas Instruments Incorporated
• Lexmark International, Inc.	• Xerox Corporation
• L-3 Communications

Elements of the Compensation Program

        Each year the Committee (1) reviews the compensation program for executives by drawing on relevant professional studies and literature, obtaining relevant market data and trends from its consultant, consulting with senior management and the Board and (2) approves, or recommends to the Board for approval, such changes and refinements as it deems necessary to ensure that compensation for our executives remains in line with Company strategy and competitive practices. The Committee has designed a compensation program comprised of the following primary elements: base salary, annual incentive compensation, long-term incentive compensation and typical post-employment benefits. The Committee believes that each element is necessary in order to remain competitive within our peer group and provide incentives appropriate for our strategy. The Committee believes that the Company's incentive compensation programs establish a clear link between pay and performance by motivating the achievement of both short-term and long-term business objectives, resulting in compensation aligned appropriately with performance.

  Compensation Mix

        With input from the lead consultant, and after consultation with the Board, the Committee approves the design and level for each element of compensation for our named executive officers ("NEOs"). The mix of compensation elements is not set according to pre-established guidelines but reflects the general goal of giving greater weight to long-term and objective performance-based compensation. The Committee has created a compensation structure that emphasizes at-risk compensation elements, with the greatest focus given to long-term incentives to align management interests with those of shareholders. The Committee continues to believe that the CEO's compensation should, even more so than other senior executives, be linked to the long-term performance of the Company. Therefore, the CEO has a greater percentage of both long-term incentive compensation and performance-based compensation than the other NEOs. The compensation decisions made in 2009 for Mr. Campbell and Mr. Donnelly, both of whom served as CEO during the year and our other continuing NEOs resulted in relative compensation opportunities consisting of the elements and at the levels set forth in the chart below:

(Chart excludes Mr. Connor who was hired in August 2009, Mr. French, who did not receive a 2009 equity grant, and Ms. Howell and Mr. Bohlen who left the Company in December 2009.)

(1)
Target total compensation consists of annualized base salary, annual incentive compensation target opportunity, and long-term incentive compensation target opportunity, but excludes perquisites and post-employment benefits.

(2)
Performance-based compensation includes the executive's annual incentive compensation target opportunity and long-term incentive compensation target opportunity. Non-performance-based compensation includes base salary.

(3)
Equity-based compensation includes the executive's long-term incentive compensation target opportunity. Non-equity-based compensation includes base salary and annual incentive compensation target opportunity.

  Base Salary

        Each year, the Committee reviews and approves base salaries for NEOs. In support of this review, the lead consultant provides relevant benchmark data and analysis. The Committee targets base salaries for NEOs at competitive levels, i.e. generally around the median for executives in positions with similar responsibilities within the compensation peer group. The Committee also acknowledges that individual base salaries may vary based on factors such as individual responsibilities, complexity of position versus that of the market benchmark(s), performance, experience, and future potential.

  Annual Incentive Compensation

        The Committee, after discussions with the consultant, approves the annual incentive structure and performance goals in the first quarter of each year. An eligible executive's target opportunity is established as a percentage of his or her base salary. The target incentive percentages for the NEOs ranged from 65% to 120% of base salary depending on position. The Committee approves these percentages to provide market-competitive levels of target opportunity by position that also reflect anticipated levels of contribution.

  Long-Term Incentive Compensation

        Our long-term incentive compensation program is focused on rewarding multi-year financial and operational performance as well as long-term growth in shareholder value. Long-term incentive grants are made on March 1 (or the closest trading day prior to March 1 if it is not a trading day) in each year. When determining the level of the grant, the Committee considers each NEO's functional and enterprise management responsibilities, past performance, potential contributions to the Company's profitability and growth, the value of prior long-term incentive grants, competitive data regarding prevalent grant levels and potential equity dilution to shareholders. The four long-term incentive vehicles awarded to NEOs in 2009 are described below under "2009 Compensation Actions for Named Executive Officers—2009 Long-Term Incentive Grants".

  Perquisites

        We offer to pay for an annual physical exam for select senior executives, including each of the NEOs. Also, with the exception of Mr. Connor and Mr. Yates, our NEOs are entitled to personal usage of Company aircraft with approval by the CEO or the Chief Human Resources Officer. We impute income on personal flights by the NEO and any accompanying immediate family members. In addition, the Committee requires reimbursement to the Company (facilitated by time sharing agreements) for certain personal use of Company aircraft by an NEO when accompanied by non-immediate family members.

  Retirement/Death Benefits

        We provide certain retirement/death benefits that are only available to select senior executives (including certain NEOs) that typically depend on one or a combination of age and/or service. Post-employment benefits available in 2009 included:

  •
  Supplemental Retirement Plan for Textron Key Executives ("SERP"): Non-qualified enhanced pension benefit

  •
  Textron Spillover Pension Plan: Non-qualified benefit plan to make up for IRS limits in qualified pension plans and, in the case of Mr. Donnelly, to provide a "wrap-around" pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other benefits which he is eligible to receive under Textron and GE pension plans

  •
  Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits in qualified savings plans

  •
  Survivor Benefit Plan for Textron Key Executives: An additional 2x base salary paid as a death benefit

  •
  Deferred Income Plan for Textron Executives: Non-qualified plan that provides elective and non-elective deferred compensation

2009 Management Changes

  Overview

        During 2009 Textron proceeded with its management succession plan for its Chief Executive Officer, and also realigned its management structure as part of its enterprise-wide restructuring program. The Management Committee as a decision-making entity was eliminated as of December 31, 2009, along with the position of Chief Operating Officer, as well as two executive officer positions. Four Executive Officer positions remain, the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President Administration and Chief Human Resources Officer, and the Executive Vice President, General Counsel and Corporate Secretary, with all functional areas reporting up to one of these four individuals.

  Hiring of new Executive Vice President and Chief Financial Officer

        Frank T. Connor joined Textron as Executive Vice President and Chief Financial Officer on August 1, 2009, replacing Richard L. Yates, our Senior Vice President and Corporate Controller who had served as Acting Chief Financial Officer since Theodore R. French terminated employment with the Company for "good reason" in February 2009. Mr. Connor's compensation package, which was targeted to fall between the median and the 75th percentile for similar positions in the compensation peer group, was approved by the Committee after a review of relevant market data and input from the Committee's lead consultant.

        Mr. Connor entered into a letter agreement with Textron which provides for an annual base salary of $750,000 and for participation in Textron's annual incentive plan for 2009 at a target award level of 85%, payable on a non-prorated basis, subject to the same performance goals as the other executive officers (formerly Management Committee members), to align Mr. Connor's annual incentive with these other executive officers. In future years, Mr. Connor's target award level for annual incentive compensation will be at least 85% of base salary, with actual payouts varying based upon performance.

        Mr. Connor was awarded (i) 120,000 performance share units for the full 2009-2011 cycle, with the same terms as Textron's other executive officers, (ii) 70,000 restricted stock units payable in cash which will pay dividend equivalents until vesting and will vest in 20% annual installments beginning March 2010, and (iii) stock options to acquire 80,000 shares of Textron common stock which options will vest in 33% annual installments beginning March 2010. In future years, subject to Committee approval and possible adjustment each year, Mr. Connor's long-term incentive award target will be 285% of base salary.

        Mr. Connor's letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan. He is also eligible to participate in Textron's other benefit plans and programs for key executives, all in a manner and on terms and conditions substantially similar to other Textron executive officers. Mr. Connor's employment with Textron is terminable at will by Textron.

  Appointment of Scott Donnelly as Chief Executive Officer and Director

        On December 1, 2009, Scott C. Donnelly, President and Chief Operating Officer, succeeded Lewis B. Campbell as Chief Executive Officer upon Mr. Campbell's retirement. Mr. Donnelly, joined Textron in June 2008 as Chief Operating Officer and was appointed President in January 2009; he now serves as President and Chief Executive Officer and, since October 1, 2009, as a member of our Board of Directors. At the Board's request, Mr. Campbell has agreed to serve as non-executive Chairman of the Board of Textron, at the discretion of the Board, until no later than the 2011 Annual Meeting of Shareholders.

        In connection with his appointment to the position of Chief Executive Officer, after a review of relevant market data and input from the Committee's lead consultant, the Committee approved an increase to Mr. Donnelly's base salary, effective December 1, 2009, from $850,000 to $1,000,000 per year, and an increase to his target bonus, for periods after December 1, 2009, from 90% to 120% of his salary. As a result of his promotion, on March 1, 2010, Mr. Donnelly's 2010 long-term incentive grants were increased to an estimated value of $6,000,000.

  Mr. Campbell's Retirement

        In connection with Mr. Campbell's retirement and his agreement to serve as non-executive Chairman beyond his retirement date, the Company entered into a letter agreement with Mr. Campbell pursuant to which the Company has agreed to pay to Mr. Campbell, for the time that he serves as non-executive Chairman, a retainer of $400,000 per year, payable quarterly in arrears and prorated for partial years. Mr. Campbell will also be subject to the same travel, aircraft and expense reimbursement policies as other non-employee directors, as described herein.

        Additionally, in connection with both Mr. Campbell's retirement and his agreement to serve as non-executive Chairman, the letter agreement provides certain additional consideration to Mr. Campbell, including the Company's waiver of the continued service and individual performance requirements applicable to his unvested outstanding performance share units, performance cash units, restricted stock and restricted stock units. In entering into this letter agreement, the Committee and the Board considered the significant contributions that Mr. Campbell has made to Textron and that this agreement would enable the Company to continue to benefit from Mr. Campbell's advice and guidance in his role as non-executive chairman. The Committee and the Board also took into account the fact that Mr. Campbell agreed to waive some provisions of his employment agreement that might otherwise have been applicable to his departure as CEO.

        Effective as of his December 1, 2009 retirement date, Mr. Campbell's existing employment agreement terminated without any other payments due to him, except as specifically provided in the letter agreement. See "Executive Compensation—Compensation Arrangements Relating to Termination of Employment" for a full description of compensation paid or to be paid to Mr. Campbell.

  Departure of Other Executive Officers

        After thirty years of service, Mary L. Howell, the Executive Vice President Government Affairs, Strategy & Business Development, International, Communications and Investor Relations of Textron, terminated employment with Textron effective December 31, 2009. Kenneth Bohlen, the Executive Vice President and Chief Innovation Officer of Textron, also terminated employment effective at year end. Both Ms. Howell and Mr. Bohlen qualified for early retirement. The positions held by both executive officers have been eliminated with oversight of various functional areas previously under their purview reassigned to the remaining executive officers. Both Ms. Howell's and Mr. Bohlen's departures from the Company occurred under circumstances which qualified as terminations by the executive for "good reason" under their respective employment agreements. See "Executive Compensation—Compensation Arrangements Relating to Termination of Employment" for a full description of compensation paid or to be paid to Ms. Howell and Mr. Bohlen.

2009 Compensation Actions for Named Executive Officers

  The Committee's 2009 Process

        The Committee reviewed various performance and market data while considering 2009 compensation actions for the NEOs, including: individual, team and Company performance, financial performance relative to strategic and financial peers, relevant market data and input from the Committee's lead consultant. Prior to making decisions or recommendations, the Committee also reviewed the specific historical situation for each NEO and was provided tally sheets, which reflect the potential share-derived wealth of the NEOs and their accumulated retirement benefits, potential payouts of stock-based compensation, stock ownership and cash vs. non-cash compensation for each executive from prior years. Additionally, the CEO provided input into compensation decisions for NEOs other than himself. Final decisions regarding compensation were made by the Committee based on feedback from the full Board.

        We have historically compensated our CEO at higher levels with respect to all elements of compensation than the other NEOs since the Board and the Committee believes the CEO position has the greatest ability to contribute to our success. During 2009, while President and COO, Mr. Donnelly received the next highest compensation reflecting his level of responsibility in comparison to other NEOs. The Committee set Mr. Connor's pay at the third highest among NEOs in conjunction with his level of responsibility below the President and COO, yet above the other NEOs. Mr. Donnelly's compensation was increased upon his promotion from President and COO to CEO.

  2009 Base Salary Actions

        In January 2009, the Committee reviewed current benchmark data for the NEOs prepared and presented by the consultant. The data presented showed that the base salary for each NEO remained at competitive levels for executives in positions with similar responsibilities at comparable companies. The Committee approved no base salary increases for 2009 for NEOs in their positions at the time of the review. As previously noted, Mr. Donnelly's base salary was increased in connection with his promotion to CEO.

  2009 Annual Incentive Compensation Payments

        In January 2009, the Committee initially established the performance metrics for annual incentive compensation for fiscal 2009 as 45% EPS, 25% enterprise return on invested capital, 25% cash efficiency and 5% workforce diversity. In April 2009, in light of the volatile economic conditions, to further focus executives on Textron's cash efficiency goals, which were of primary importance given the economic climate, the Committee re-evaluated the goals that it had set and changed the performance metrics by removing enterprise return on invested capital and replacing it with an increase to the cash efficiency component from 25% to 50%. The final approved weighting of metrics for the 2009 annual incentive program was 50% of the incentive opportunity based on cash efficiency, 45% on EPS, and 5% on workforce diversity. The percentage that could be earned on each of these metrics ranged from 0% to 200% based on a predetermined payout scale.

        The Committee approved a 2009 cash efficiency target of $2.7 billion and an EPS target of $1.05, for Annual Incentive Compensation purposes. They also approved a target increase of 0.33% for diversity within salaried, U.S. based employees. The formula for determining 2009 annual incentive awards for the NEOs, and the resulting payout earned is detailed below:

	Threshold	Target	Maximum	Actual Achievement	Percent Earned	Component Weighting	Weighted Payout
Cash Efficiency ($ in billions)	$2.036	$2.714	$3.393	$3.666	200.00%	50%	100.00%
EPS	$0.90	$1.05	$3.26	$0.59	0.00%	45%	0.00%
Change in Workforce Diversity	-0.67%	0.33%	1.33%	-0.09%	58.00%	5%	2.90%

Calculated Result—Total Award % Paid:							102.90%

Results below "threshold" earn 0%; Results at "target" earn 100%; Results at "maximum" earn 200% with payout determined through prorating final performance if between threshold and target or target and maximum.

        EPS for incentive purposes can differ from EPS as calculated under Generally Accepted Accounting Principles (GAAP) as a result of a change in accounting principle or adjustments for certain non-recurring items. Examples of non-recurring items include asset impairments, restructuring charges, mark to market allowances and gains or losses related to dispositions. The Committee approved the formula for calculating the adjusted EPS for the annual incentive program.

        At its January 2010 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2009 performance period. Each Committee member provided feedback to help determine final compensation decisions for the CEO and other NEOs. Prior to finalizing these decisions, the Committee solicited input from the Board. After consideration of these inputs, the Committee approved a payment equal to 102.9% for executive officers, resulting in the following annual incentive awards in accordance with the program design:

Name	Target % of Salary	Percent of Target Earned	Annual IC Paid
S.C. Donnelly(1)	93.06%	102.9%	$824,486
F.T. Connor	85%	102.9%	655,988
J.D. Butler	65%	102.9%	374,556
T. O'Donnell	65%	102.9%	351,146
R.L. Yates(2)	50% + $200,000	107.4%	460,617
L.B. Campbell(3)	100%	102.9%	1,038,867
T.R. French(4)	75%	102.9%	59,203
M.L. Howell	65%	102.9%	351,146
K.C. Bohlen	65%	102.9%	300,983

(1)
Mr. Donnelly's target percentage is pro-rated for 11 months as President and 1 month as CEO reflecting the increase in his AIC target percentage from 90% to 120% effective upon his promotion to CEO.

(2)
Mr. Yates's percent of target earned is 107.4% because higher results were achieved on the workforce diversity metric applicable to him. Mr. Yates' target percentage was increased by $200,000 for the time period in 2009 during which he served as Acting CFO which resulted in Mr. Yates receiving an additional $214,585 in AIC for 2009.

(3)
Mr. Campbell's AIC award is pro-rated based on employment through November 30, 2009.

(4)
Mr. French's AIC Award is pro-rated based on employment through February 9, 2009.

  2009 Long-Term Incentive Grants

        In its December 2008, January 2009 and February 2009 meetings, the Committee's primary considerations in setting 2009 long-term incentive (LTIC) grant levels included the level of each NEO's target Total Direct Compensation (base salary, annual incentive compensation, and long-term incentive compensation) in comparison to compensation comparators, past grant levels, market changes expressed by the consultant, and stock prices in early 2009. With substantially lower stock prices in early 2009 and expected lower long-term incentive grant levels across the market, the Committee decided to (1) reduce award values from 2008 by 20% and (2) provide a significant portion of the long-term incentive award in units not tied to Textron's stock price. These decisions reduced the leverage and risk linked to stock price and helped align 2009 award levels with market.

        For 2009, NEOs had the opportunity to realize long-term incentive compensation through three primary vehicles and one supplemental vehicle. The primary long-term incentive awards were: (1) cash-settled performance share units (PSUs), (2) cash-settled restricted stock units (RSUs) and (3) stock options. The supplemental awards, approved at the Committee's February 2009 meeting and granted along with the primary awards on February 27, 2009, were performance cash units (PCUs), which are not directly linked to stock price to ensure leverage of award payouts was mitigated against potential risk-taking and final payout values. With the addition of the PCUs, the final mix of award types granted was approximately 55% of the award value for each executive officer in the form of performance cash units, approximately 25% in the form of performance share units, approximately 13% in the form of restricted stock units and approximately 7% in the form of stock options. Consistent with the prior year, the Committee also approved a common percent allocation of award value across the four LTIC components granted to each NEO. The Committee determined that this allocation of value appropriately balanced the Committee's long-term incentive compensation goals of retention, link to shareholders, mitigation of risk due to excessive leverage and wealth accumulation opportunities. All four grant types align with shareholder interests, as each grant type is structured to link to stock price, whether directly or indirectly through payout impacted by Total Shareholder Return, as described below.

  •
  Performance Share Units

        Performance share unit awards span a three-year performance period, with vesting at the end of the third fiscal year. NEOs may earn from 0% to 150% of the units originally granted based upon the achievement of performance goals established by the Committee. Upon vesting, all earned PSUs are valued based on the value of our common stock and are paid in cash in the first quarter following the performance period. As described above with respect to the performance metrics established for 2009 Annual Incentive Compensation, to further focus executives on Textron's cash efficiency goals, the Committee reevaluated the goals that it had initially set and changed the performance metrics applicable to PSUs granted in 2009 by removing enterprise return on invested capital and increasing the weighting of cash efficiency from 25% to 50%, so that payouts will be based 50% upon achievement of EPS goals and 50% on achievement of cash efficiency goals. With the volatility of the economy in early 2009, the Committee established performance goals for EPS and cash efficiency for 2009 only, consistent with those established for 2009 AIC as previously described, with the intent of setting 2010 and 2011 goals at the beginning of those years. In addition, the Committee added total shareholder return ("TSR") as a metric for the PSUs; the Committee may exercise negative discretion linked to TSR for the entire three-year performance period by up to—40%. The Committee adopted a three-year cumulative TSR goal for the entire 2009-2011 performance period which will link payout directly with performance vs. the S&P 500 during this period. This award type combines incentive for increasing share price, as well as meeting absolute (EPS and Cash Efficiency) and relative (TSR) objective performance metrics set by the Committee.

  •
  Restricted Stock Units

        Restricted stock units, settled in cash, typically constitute the right to receive the value of one share of common stock upon vesting which occurs for one-fifth of the units on each anniversary of the date of grant. In 2009, grants of restricted stock units included the right to receive dividend equivalent payments on a quarterly basis prior to vesting. This award type combines incentive for increasing share price, as well as serving to retain top talent in a manner that is less sensitive to share price fluctuation than stock options.

  •
  Stock Options

        Stock options vest ratably over three years beginning on the first anniversary of the date of grant. Stock options are granted with an exercise price equal to the closing price of common stock traded on the New York Stock Exchange on the date of the grant. This award type aligns the interest of management with shareholders by providing value only based on share price increase.

  •
  Performance Cash Units

        For 2009, the Committee awarded Performance Cash Units (PCUs) which span a three-year performance period, vesting at the end of each year of the three-year period and payable at the end of the third fiscal year. NEOs may earn from 0% to 150% of the units originally granted based upon the achievement of performance goals established by the Committee which are the same as those applicable to the PSUs described above, including the TSR negative modifier at the end of the three-year cycle. These awards are not directly linked to stock price during the performance period as each unit earned is valued at $1.00 on the date of payment. The Committee does not anticipate using PCUs in the future as this vehicle was specifically structured to address the unusual circumstances confronted by the Company in early 2009.

        The table below displays the total LTIC value approved by the Committee. Also provided is the percentage allocation across the three long-term incentive components and the number of shares granted:

Name	Total Grant Date Fair Value (1) ($'s)	PSUs (2009-2011) Performance Period (25% of Value) (share units)	PCUs (2009-2011) Performance Period (55% of Value) (units)	Restricted Stock Units (13% of Value) (share units)	Stock Options (7% of Value) (sh's)	Stock Option Exercise Price
S.C. Donnelly	$4,163,263	205,975	3,166,250	89,880	100,746	$5.65
F.T. Connor(1)	2,851,667	120,000	0	70,000	80,000	14.34
J.D. Butler	1,040,568	51,494	791,250	22,470	25,187	5.65
T. O'Donnell	1,160,665	57,444	882,500	25,067	28,097	5.65
R.L. Yates	803,574	34,225	502,178	18,668	20,925	5.65
L.B. Campbell	5,629,484	278,525	4,281,250	121,538	136,231	5.65
T.R. French	0	0	0	0	0	n/a
M.L. Howell	1,160,665	57,444	882,500	25,067	28,097	5.65
K.C. Bohlen	879,171	43,484	668,750	18,975	21,269	5.65

(1)
Mr. Connor's grant was approved by the Committee in July 2009. His percentage of LTIC value by component varies from the other NEOs primarily because he did not receive PCUs.

  2009 Special Grants

        In addition to their annual long-term incentive awards, Mr. Donnelly and Mr.Yates each received a one-time special grant of cash-settled restricted stock units valued at $1,000,000 and $500,000, respectively (based upon the share price at the time the grant was approved in January 2009), which was supplemented with performance cash units such that the grant was consistent with the 2009 annual long-term incentive grants. In Mr. Donnelly's case, the special grant was awarded as a result of his appointment to the position of President. Mr. Yates received his grant as one of a small group of key senior executives in recognition of their essential role in assisting the Company through the pending difficult market conditions. The grant date for these special awards was February 27, 2009; they vest in equal installments over three years and receive dividend equivalent payments prior to vesting.

Name	Total Grant Date Fair Value	PCUs (2009-2011) Performance Period (54% of Value) (units)	Restricted Stock Units (46% of Value) (share units)
S.C. Donnelly	$913,449	537,283	66,578
R.L. Yates	456,725	268,642	33,289

  2009 Long-Term Incentive Compensation Payments

        In January 2007, the following grants of performance share units for the 2007-2009 performance period were made to the NEOs: For Mr. Campbell, 70,380 PSUs; for Mr. Yates, 7,756 PSUs; for Mr. Butler, Mr. O'Donnell, and Ms. Howell, 15,122 PSUs each; for Mr. French 21,966 PSUs; and for Mr. Bohlen, 12,630 PSUs. In July 2008, Mr. Donnelly was granted 17,531 PSUs for this performance period.

        For the 2007-2009 PSU grants, the formula for determining the actual percentage of the award earned following the three-year performance period was:

(1)
The cumulative EPS target for the 2007-2009 performance share unit cycle was $10.10. Meeting or exceeding the three-year performance target results in 100% being earned for this portion of the award. For the three-year performance period ended January 2, 2010, earnings per share for incentive compensation purposes, calculated as described above, was $7.45. As a result, 18.02% (of a possible 60%) of this component was earned.

(2)
If Textron's return on invested capital (ROIC) averages 400 basis points or more above the weighted average cost of capital (WACC) over the award period, then this portion of the award will be earned. The average ROIC for this period, was 16.60%; or 703 basis points higher than the Company's three-year average cost of capital of 9.57%. As a result, the full 15% of this component was earned. An additional payout of up to 30% may be earned to the extent that the three-year average trailing ROIC exceeds three-year average trailing WACC by greater than 400 basis points. For the 2007-2009 performance period, the maximum payout of 30% can be earned if ROIC was 1,200 or more basis points above WACC. Based on the ROIC performance, an additional payout of 7.58% of the maximum payout of 30% was earned.

(3)
Leadership Initiatives are determined on a scale of 0% to 100% based on financial and operational performance against goals set at the beginning of the three-year performance period. Leadership Initiatives for the CEO were cascaded to other executive officers. Each NEO other than Mr. Yates was awarded 8.33% (of a possible 25%) for the Leadership Initiatives component for the 2007-2009 cycle. This percentage reflects the Committee's view that some, but not all, of the objectives set at the beginning of the three-year performance period had been achieved. For NEOs other than Mr. Yates, the Committee set the payout for the leadership objective within the 2007-2009 Performance Share Units at 0% for 2007, 0% for 2008 and 100% for 2009 resulting in a total payout of 8.33% for that metric. The Committee's decision to provide the same percentage for this portion of the award to most NEOs is consistent with historical practice, which reflects shared enterprise management responsibilities. This decision is not automatic, however; different percentages could be applied in any year as determined by the Committee to reflect performance issues or other factors. The Committee awarded Mr. Yates 100% for the Leadership Initiatives component of the 2007-2009 cycle which resulted in him receiving the full 25% payout.

        Based on the Company's financial results and the executives' performance, and valuing each performance share unit earned at a share price of $20.601 (the average closing market value of Textron common stock for the first ten trading days of the fiscal year following the end of the performance period), in January 2010, the Committee approved the below PSU payments for the 2007-2009 performance period:

Name	PSUs Granted	Percent of Target Earned	PSUs Earned	PSU Payment for 2007-2009
S.C. Donnelly	17,531	48.93%	8,578	$176,714
F.T. Connor	0	n/a	0	0
J.D. Butler	15,122	48.93%	7,399	152,431
T. O'Donnell	15,122	48.93%	7,399	152,431
R.L. Yates	7,756	65.59%	5,088	104,808
L.B. Campbell	70,380	48.93%	34,437	709,435
T.R. French	21,996	48.93%	10,763	221,721
M.L. Howell	15,122	48.93%	7,399	152,431
K.C. Bohlen	12,630	48.93%	6,180	127,311

Stock Ownership Requirements

        One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives maintain a minimum level of stock ownership which may be achieved through outright ownership of shares, Textron Savings Plan shares, unvested restricted stock units, and unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO and COO, and three times for other NEOs. All NEOs currently meet their respective stock ownership requirements based on the methodology approved by the Committee, which includes allowing executives new to the Company a period of five years to reach the applicable requirement.

Accounting and Tax Considerations

        Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a "covered employee." The definition of a covered employee includes the chief executive officer and any other employee (other than the chief financial officer) whose compensation is required to be reported in the Summary Compensation Table, if those individuals are employed by the Company at year end. "Performance-based compensation" is exempt from the $1 million limitation. Performance-based compensation must be based upon meeting pre-established and objective performance goals under a plan that has been approved by shareholders. Per Section 162(m), performance goals are not objective if the Committee does not set performance standards in a timely fashion, has any discretion to pay amounts in excess of those earned in accordance with the achievement of these pre-established performance standards, or pays such compensation when the performance criteria are not met.

        Our policy generally has been to maximize the compensation that would qualify as performance-based compensation under Section 162(m), while preserving the Committee's discretionary ability to reward individual and team performance. Textron stock options granted under the 1999 Long-Term Incentive Plan and the 2007 Long-Term Incentive Plan qualify as performance-based compensation. Annual incentive compensation awards, performance share unit awards and performance cash unit awards each have financial components that may qualify as performance-based compensation. These types of awards typically also include a discretionary component based on completion of individual performance objectives that may not qualify as performance-based compensation. The changes to the performance metrics applicable to both the 2009 Annual Incentive Compensation and to that portion of the PSUs and PCUs subject to the 2009 performance metrics, such changes having occurred in April of 2009 (as discussed above) and thus outside of the permissible time frame therefor, will preclude a limited portion of these awards from qualifying as performance-based compensation.

        Textron allows executives, including those whose income might otherwise be subject to the $1 million limitation, to voluntarily defer compensation into the Deferred Income Plan for Textron Executives. Compensation thus deferred is not counted toward the $1 million limitation.

        A portion of the expenses incurred by Textron related to non-business travel on Company aircraft by the NEOs or certain other executives may not be deductible as business expenses under the Internal Revenue Code. As a result, providing personal use of Company aircraft as a perquisite to such executives may result in an increased tax expense to the Company.

Prohibition on New Tax Gross-Up Arrangements for Executive Officers

        Historically, the Committee has used, from time to time, tax gross-ups for executive officers in certain situations, in order to compensate an executive for taxes applicable to some forms of remuneration under certain circumstances. However, in its February 2009 meeting, the Committee adopted a policy prohibiting, prospectively, any new agreements requiring the Company to pay tax gross-ups, including Section 280G excise tax gross-ups, to executive officers that are not generally available to other employees such as the Company's standard relocation policy.

Compensation Arrangements Relating to Termination of Employment

        Employment agreements and plan design provisions provide varying levels of protection to NEOs in the event of termination. Mr. Donnelly's letter agreement and Mr. O'Donnell's and Mr. Butler's employment agreement each use standardized events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances to trigger payments. When Mr. O'Donnell and Mr. Butler originally agreed to the terms of their agreements more than nine years ago, termination benefits triggered by these events were set based on a combination of prevailing market practice at the time, historical practice at Textron, and other factors unique to each executive. Mr. Donnelly's termination benefits are consistent with the terms of Mr. Campbell's agreement and were approved by the Committee upon his initial hiring in 2008 in order to attract him to Textron. Reflecting the Committee's desire to move away from the practice of granting contractual termination protection, Mr. Connor, who was hired as the Company's Chief Financial Officer in August 2009, is eligible for termination benefits available to all corporate officers as provided by the Textron Inc. Severance Plan for Key Executives.

        With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19 year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a "wrap-around pension benefit" to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

        Mr. Connor's letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth information concerning 2009 compensation of all individuals who served as our principal executive officer and principal financial officer during fiscal 2009, and each of our next most highly compensated executive officers who were serving as executive officers at the end of Textron's 2009 fiscal year and two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of fiscal 2009 (each, an "NEO" and collectively, the "NEOs"). Compensation that was deferred by these officers under the Deferred Income Plan is included below as compensation paid.

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Scott C. Donnelly	2009	$860,962	$0	$2,170,184	$226,679	$824,486	$985,480	$47,948	$5,115,739
President and Chief Executive Officer	2008	425,000	4,590,000	9,951,668	2,694,000	1,320,000	492,118	2,482,922	21,955,708
Frank T. Connor	2009	302,885	0	1,568,845	491,760	655,988	146,600	20,044	3,186,121
Executive Vice President and Chief Financial Officer
John D. Butler	2009	560,000	0	412,603	56,671	374,556	892,902	61,407	2,358,138
Executive Vice President	2008	560,000	0	647,869	424,621	204,495	1,928,552	169,947	3,935,484
Administration and Chief Human Resources Officer	2007	560,000	0	1,097,319	595,238	728,000	2,120,024	148,613	5,249,194
Terrence O'Donnell	2009	525,000	0	460,234	63,218	351,146	200,346	31,150	1,631,095
Executive Vice President and	2008	525,000	0	1,097,713	444,052	191,714	2,211,961	370,538	4,840,978
General Counsel	2007	525,000	0	1,097,319	595,238	682,500	2,725,982	231,246	5,857,285
Richard L. Yates	2009	458,160	0	612,514	47,081	460,617	670,755	27,808	2,276,935
Senior Vice President and Corporate Controller
Lewis B. Campbell	2009	1,019,615	0	2,232,115	306,520	0	0	3,237,004	6,795,253
Chairman of the Board	2008	1,100,000	0	5,314,507	2,149,798	617,980	473,434	650,842	10,306,561
	2007	1,100,000	0	5,107,267	2,770,462	2,200,000	9,839,709	588,996	21,606,434
Ted R. French	2009	150,769	0	0	0	0	0	2,898,719	3,049,488
Former Executive Vice President	2008	700,000	0	1,594,353	644,938	294,945	1,485,373	221,223	4,940,832
and Chief Financial Officer	2007	700,000	0	1,596,121	865,829	1,050,000	1,560,164	224,077	5,996,191
Mary L. Howell	2009	525,000	0	460,234	63,218	351,146	5,736,188	3,296,457	10,432,244
Former Executive Vice President	2008	525,000	0	1,097,713	444,052	191,714	1,409,212	255,600	3,923,291
Government Affairs, Strategy & Business Development, International, Communications and Investor Relations	2007	525,000	0	1,097,319	595,238	682,500	1,306,947	249,289	4,456,293
Kenneth C. Bohlen	2009	450,000	0	348,578	47,855	300,983	1,294,688	27,400	2,469,504
Former Executive Vice President and Chief Innovation Officer

1)
Mr. Campbell, previously Chief Executive Officer, retired on December 1, 2009, but remains non-executive Chairman of the Board. Mr. Donnelly, previously President and Chief Operating Officer, was appointed Chief Executive Officer on December 1, 2009. Mr. Yates served as acting Chief Financial Officer from February 10, 2009 through August 2, 2009. Mr. French left Textron in February 2009, and Ms. Howell and Mr. Bohlen left Textron in December 2009.

2)
The numbers that appear in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. These awards include performance share units (PSUs), performance cash units (PCUs) and restricted stock units (RSUs), which are described in the CD&A. For PSUs and PCUs, the amounts shown are for only the 2009 portion of the three-year performance period since performance criteria have not yet been established for 2010 and 2011. The grant date fair value of each equity-based 2009 award is detailed below.

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O'Donnell	Mr. Yates	Mr. Campbell	Ms. Howell	Mr. Bohlen
Performance Share Units	$298,588	$565,045	$74,647	$83,273	$62,017	$403,758	$83,273	$63,036
Performance Cash Units	987,608	0	211,000	235,333	256,940	1,141,667	235,333	178,333
Restricted Share Units	883,988	1,003,800	126,956	141,629	293,557	686,690	141,629	107,209

Total	$2,170,184	$1,568,845	$412,603	$460,234	$612,514	$2,232,115	$460,234	$348,578
3)
The numbers that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The number of shares underlying the stock options granted to each NEO during 2009 is detailed in the Grants of Plan Based Awards Table.

4)
The amounts in this column reflect annual incentive compensation payable under Textron's Short-Term Incentive Plan.

5)
The amounts in this column are primarily attributable to the executives' change in actuarial present value of accumulated pension benefit under all defined benefit plans in which the NEOs participate from January 4, 2009 to January 2, 2010. This column also includes above-market Non-Qualified Deferred Compensation (NQDC), earnings. Earnings are considered "above-market" if they were higher than 120% of the long-term Applicable Federal Rate with compounding. Deferred Income Plan participants may elect to make their deferrals into either a Moody's account or a Textron stock unit account. The interest rates applicable to the Moody's Account are either the Moody's rate or a "Moody's Plus" rate, depending upon when the deferral was made and the circumstances under which Textron employment ends. For purposes of this table, the Moody's rate has been used for deferrals after 2001, a fixed Moody's Plus rate of 10% has been used for deferrals made between 1988 and 2001, and a fixed Moody's Plus rate of 11% has been used for deferrals made prior to 1988. See footnote 3 to the Nonqualified Deferred Compensation table on page 47.

The table below summarizes these amounts. Note that for Mr. O'Donnell, Mr. Campbell, and Mr. French, the change in pension value during fiscal 2009 was negative. Such amounts are disclosed below, but are excluded from the Summary Compensation Table per SEC guidelines.

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O'Donnell	Mr. Yates	Mr. Campbell	Mr. French	Ms. Howell	Mr. Bohlen
Change in Pension Value	$985,480	$146,600	$700,346	$(42,820)	$505,931	$(2,718,413)	$(6,602,002)	$5,506,214	$1,294,080
NQDC Above Market Earnings	0	0	192,556	200,346	164,824	0	0	229,974	608

6)
All Other Compensation

The amounts listed include the incremental cost to Textron in 2009 of providing various perquisites and all other compensation for 2009, as detailed below:

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O'Donnell	Mr. Yates	Mr. Campbell	Mr. French	Ms. Howell	Mr. Bohlen
Supplemental Svgs Plan Contrib(a)	$30,798	$2,894	$15,750	$14,000	$10,658	$0	$0	$0	$10,250
Contributions to Textron Savings Plan	12,250	12,250	12,250	12,250	12,250	12,250	5,385	1,010	12,250
Contributions to Retirement Plans (RAP)	4,900	4,900	4,900	4,900	4,900	4,900	4,900	4,900	4,900
Director Retainer Fee	0	0	0	0	0	33,333	0	0	0
Perquisites(b)	0	0	28,507	0	0	382,268	23,833	156,652	0
Termination Benefits(c)	0	0	0	0	0	2,804,253	2,864,601	3,133,895	0
Total	$47,948	$20,044	$61,407	$31,150	$27,808	$3,237,004	$2,898,719	$3,296,457	$27,400
  (a)
  These amounts represent employer contributions to the Spillover Savings Plan in the form of unfunded, book-entry accounts credited as Textron stock units.

  (b)
  These amounts include the incremental cost to Textron of personal usage of corporate aircraft and other perquisites including annual physical exams and parking. For proxy reporting purposes, Textron values the personal use of corporate aircraft by using an incremental cost method that takes into account variable factors such as cost per flight hour (by aircraft type), landing fees, and hangar fees. The incremental cost of locating aircraft to the origin of a personal trip, or returning aircraft from the completion of a personal trip, known as "deadhead" flights, are included in the figures reported. The incremental cost of personal usage of corporate aircraft included in the above table is as follows: for Mr. Butler, $25,472; for Mr. Campbell, $382,267; for Mr. French, $23,833; and for Ms. Howell $147,552.

  (c)
  These amounts are paid in accordance with Mr. Campbell's retirement letter and in accordance with termination agreements for Mr. French and Ms. Howell. For Mr. Campbell, the figures include a pro-rata bonus of $1,038,867; additional expense incurred in 2009 as a result of accelerated vesting of his (i) 2007-2009 PSU award of $19,707; (ii) retention award and associated dividend units of $1,550,940; and (iii) RSU award of $194,739. For Mr. French, the figures include a pro-rata bonus of $59,203; additional expense incurred in 2009 as a result of accelerated vesting of his (i) 2007-2009 PSU award of $221,721; (ii) RSU awards of $181,358; and (iii) stock options of $256,119; severance of $2,118,230 and $27,970 related to the Black Scholes value of outstanding stock options. For Ms. Howell, the figure relates to the present value of a pension enhancement of $3,133,895 provided pursuant to her employment agreement. See the table on page 57 for complete details on the payments made or to be made to the NEO's who left the Company during 2009.

 Grants of Plan-Based Awards in Fiscal 2009

        The following table sets forth information on plan-based compensation awards granted during Textron's 2009 fiscal year to the NEOs. Annual grants and special grants (other than for Mr. Connor) were approved on January 23, 2009 for grant on February 27, 2009. Mr. Connor's grants were approved on July 22, 2009 for grant on August 5, 2009 (three business days after his date of hire).

Grants of Plan Based Awards in 2009

									All Other Stock Awards: Number of Shares of Stock or Stock Units (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options
											Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock & Option Awards (6)
Name	Grant Date	Grant Type	Thresh- hold ($)	Target ($)	Maximum ($)	Thresh- hold ($)	Target ($)	Maximum ($)
S. C. Donnelly		Annual IC(1)	0	801,250	1,602,500
	2/27/2009	PCUs(2)				0	2,533,000	4,749,375				844,333
	2/27/2009	PCUs (2a )				0	429,826	805,925				143,275
	2/27/2009	PSUs(3)				0	3,099,512	5,811,585				298,588
	2/27/2009	Restricted Stk Units(4)							89,880			507,822
	2/27/2009	Restricted Stk Units(4a )							66,578			376,166
	2/27/2009	Stock Options(5)								100,746	5.650	226,679
F. T. Connor		Annual IC(1)	0	637,500	1,275,000
	8/5/2009	PSUs(3)				0	1,805,760	3,385,800				565,045
	8/5/2009	Restricted Stk Units(4)							70,000			1,003,800
	8/5/2009	Stock Options(5)								80,000	14.340	491,760
J. D. Butler		Annual IC(1)	0	364,000	728,000
	2/27/2009	PCUs(2)				0	633,000	1,186,875				211,000
	2/27/2009	PSUs(3)				0	774,882	1,452,903				74,647
	2/27/2009	Restricted Stk Units(4)							22,470			126,956
	2/27/2009	Stock Options(5)								25,187	5.650	56,671
T. O'Donnell		Annual IC(1)	0	341,250	682,500
	2/27/2009	PCUs(2)				0	706,000	1,323,750				235,333
	2/27/2009	PSUs(3)				0	864,417	1,620,782				83,273
	2/27/2009	Restricted Stk Units(4)							25,067			141,629
	2/27/2009	Stock Options(5)								28,097	5.650	63,218
R. L. Yates		Annual IC(1)	0	429,080	858,160
	2/27/2009	PCUs(2)				0	502,178	941,584				167,393
	2/27/2009	PCUs(2a )				0	268,642	503,704				89,547
	2/27/2009	PSUs(3)				0	643,772	1,207,073				62,017
	2/27/2009	Restricted Stk Units(4)							18,668			105,474
	2/27/2009	Restricted Stk Units(4a )							33,289			188,083
	2/27/2009	Stock Options(5)								20,925	5.650	47,081
L. B. Campbell		Annual IC(1)	0	1,100,000	2,200,000
	2/27/2009	PCUs(2)				0	3,425,000	6,421,875				1,141,667
	2/27/2009	PSUs(3)				0	4,191,244	7,858,583				403,758
	2/27/2009	Restricted Stk Units(4)							121,538			686,690
	2/27/2009	Stock Options(5)								136,231	5.650	306,520
T. R. French		Annual IC(1)	0	57,534	115,068
M. L. Howell		Annual IC(1)	0	341,250	682,500
	2/27/2009	PCUs(2)				0	706,000	1,323,750				235,333
	2/27/2009	PSUs(3)				0	864,417	1,620,782				83,273
	2/27/2009	Restricted Stk Units(4)							25,067			141,629
	2/27/2009	Stock Options(5)								28,097	5.650	63,218
K. C. Bohlen		Annual IC(1)	0	292,500	585,000
	2/27/2009	PCUs(2)				0	535,000	1,003,125				178,333
	2/27/2009	PSUs(3)				0	654,347	1,226,901				63,036
	2/27/2009	Restricted Stk Units(4)							18,975			107,209
	2/27/2009	Stock Options(5)								21,269	5.650	47,855

1)
The amounts shown in this row refer to awards of annual incentive compensation made under the Textron Inc. Short-Term Incentive Plan. The performance metrics and methodology for calculating payments are described in the CD&A. The amounts for Mr. French are pro-rated per the terms of his employment agreement.

2)
The amounts shown in this row refer to performance cash unit grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PCUs in 2009 are pursuant to the Textron Inc. 2007 Long-Term Incentive Plan and vest in 1/3 increments at the end of fiscal 2009, 2010 and 2011. Payment for each fiscal year, if any, would be made following fiscal 2011. The "target" amount is the number of units granted and assumes 100% earned (prior to the TSR modifier). Each PCU is equivalent to $1 USD. The "maximum" that can be paid per the plan design is 150% of the PCUs granted prior to the application of the TSR modifier, as described in the CD&A.

2a)
The amounts shown in this row represent grants of performance cash units supplemental to special RSU grants made to Mr. Donnelly and Mr. Yates in 2009. Terms are the same as described in footnote 2 above.

3)
The amounts shown in this row refer to performance share unit grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2009 vest following fiscal 2011. The "target" amount to be paid in 2012 assumes 100% earned (prior to the TSR modifier) and is based on the fiscal year-end share price of $18.81. The "maximum" that can be paid per the plan design is 150% of the PSUs granted prior to the application of the TSR modifier, as described in the CD&A.

4)
The amounts shown in this row represent the number of restricted stock units granted in 2009 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. Grants of these restricted stock units vest ratably over five years, beginning on March 1, 2010 and annually thereafter.

4a)
The amounts shown in this row represent a special grant of restricted stock units in 2009 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. Grants of these restricted stock units vest ratably over three years, beginning on March 1, 2010 and annually thereafter.

5)
The amounts in this row represent the number of stock options granted in 2009 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years beginning on March 1, 2010 and annually thereafter. The exercise price for stock option grants is equal to the closing price on the grant date.

6)
With respect to PCUs and PSUs, the amounts in this column represent the value of only the 2009 portion of the 2009-2011 grant since one-third of the grant is allocated to three single-year performance periods (2009, 2010 and 2011).

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2009 fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($) (2)	Option Expiration Date	Type of Stock Award (3)	Grant Year	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (5)
S. C. Donnelly	7/3/2008	0	200,000	47.84000	7/3/2018	PSU	2009			205,975	3,099,512
	2/27/2009	0	100,746	5.65000	2/27/2019	PCU	2009			3,166,250	2,533,000
						PCU	2009			429,826	429,826
						RSU	2009	89,880	1,690,643
						RSU	2009	66,578	1,252,332
						PSU	2008			31,497	592,459
						RSU	2008	116,919	2,199,246
F. T. Connor	8/5/2009	0	80,000	14.34000	8/5/2019	PSU	2009			120,000	1,805,760
						RSU	2009	70,000	1,316,700
J. D. Butler	12/13/2000	4,388	0	22.78125	12/13/2010	PSU	2009			51,494	774,882
	1/15/2002	4,884	0	20.47500	1/15/2012	PCU	2009			791,250	633,000
	1/15/2003	4,536	0	22.04250	1/15/2013	RSU	2009	22,470	422,661
	2/12/2004	3,544	0	28.21500	2/12/2014	PSU	2008			11,125	209,261
	2/23/2005	38,260	0	38.28750	2/23/2015	RSU	2008	7,540	141,827
	3/1/2006	33,146	0	43.97500	3/1/2016	RSU	2007	10,410	195,812
	3/1/2007	28,498	14,248	45.85000	3/1/2017	RSU	2006	7,057	132,742
	2/29/2008	9,483	18,963	54.17000	2/28/2018	RSU	2005	3,186	59,929
	2/27/2009	0	25,187	5.65000	2/27/2019
T. O'Donnell	1/15/2003	53,464	0	22.04250	1/15/2013	PSU	2009			57,444	864,417
	2/12/2004	41,856	0	28.21500	2/12/2014	PCU	2009			882,500	706,000
	2/23/2005	38,260	0	38.28750	2/23/2015	RSU	2009	25,067	471,510
	3/1/2006	33,146	0	43.97500	3/1/2016	PSU	2008			12,405	233,338
	3/1/2007	28,498	14,248	45.85000	3/1/2017	RSU	2008	8,407	158,136
	2/29/2008	10,574	21,144	54.17000	2/28/2018	RSU	2007	10,410	195,812
	2/27/2009	0	28,097	5.65000	2/27/2019	RSU	2006	7,057	132,742
						RSU	2005	3,186	59,929
R. L. Yates	3/1/2001	172	0	26.11000	3/1/2011	PSU	2009			34,225	643,772
	2/12/2004	17,456	0	28.21500	2/12/2014	PCU	2009			502,178	502,178
	2/23/2005	20,180	0	38.28750	2/23/2015	PCU	2009			268,642	268,642
	3/1/2006	18,038	0	43.97500	3/1/2016	RSU	2009	18,668	351,145
	3/1/2007	11,634	5,816	45.85000	3/1/2017	RSU	2009	33,289	626,166
	2/29/2008	5,762	11,521	54.17000	2/28/2018	PSU	2008			6,913	130,034
	2/27/2009	0	20,925	5.65000	2/27/2019	RSU	2008	4,957	93,241
						RSU	2007	5,816	109,399
						RSU	2006	4,008	75,390
						RSU	2005	2,240	42,134
L.B. Campbell	1/15/2003	97,732	0	22.04250	11/30/2012	PCU	2009			4,281,250	3,425,000
	2/12/2004	78,200	0	28.21500	11/30/2012	PSU	2009			278,525	4,191,244
	2/23/2005	60,260	0	38.28750	11/30/2012	RSU	2009	121,538	2,286,130
	3/1/2006	47,528	0	43.97500	11/30/2012	PSU	2008			60,058	1,129,691
	3/1/2007	132,638	66,318	45.85000	11/30/2012	RSU	2008	40,702	765,605
	2/29/2008	51,187	102,370	54.17000	11/30/2012	RSU	2007	48,454	911,420
	2/27/2009	0	136,231	5.65000	11/30/2012
T. R. French	N/A					PSU	2008			18,017	338,890
M. L. Howell	12/13/2000	4,388	0	22.78125	12/13/2010	PCU	2009			706,001	564,801
	1/15/2002	4,884	0	20.47500	1/15/2012	PSU	2009			57,444	864,417
	1/15/2003	4,536	0	22.04250	12/31/2012	RSU	2009	10,493	197,373
	2/12/2004	3,544	0	28.21500	12/31/2012	PSU	2008			12,405	233,338
	2/23/2005	38,260	0	38.28750	12/31/2012	RSU	2008	4,207	79,134
	3/1/2006	33,146	0	43.97500	12/31/2012	RSU	2007	7,701	144,856
	3/1/2007	42,746	0	45.85000	12/31/2012	RSU	2006	6,087	114,496
	2/29/2008	31,718	0	54.17000	12/31/2012	RSU	2005	3,133	58,932
	2/27/2009	28,097	0	5.65000	12/31/2012
K. C. Bohlen	12/13/2000	20,000	0	22.78125	12/13/2010	PCU	2009			352,951	282,361
	1/15/2002	10,000	0	20.47500	1/15/2012	PSU	2009			43,484	654,347
	2/12/2004	15,000	0	28.21500	12/31/2012	RSU	2009	7,943	149,408
	2/23/2005	32,000	0	38.28750	12/31/2012	PSU	2008			9,353	175,929
	3/1/2006	26,242	0	43.97500	12/31/2012	RSU	2008	3,173	59,684
	3/1/2007	23,800	11,900	45.85000	12/31/2012	RSU	2007	6,432	120,986
	2/29/2008	7,973	15,942	54.17000	12/31/2012	RSU	2006	5,175	97,342
	2/27/2009	0	21,269	5.65000	12/31/2012	RSU	2005	3,683	69,277

1)
Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.

2)
For grants in 2007 and beyond, the exercise price of stock options is equal to the closing price on the date of grant. For grants prior to 2007, per the procedures described in the 1999 Long-Term Incentive Plan, the exercise price for these grants was equal to the average of the high and low trading prices on the grant date.

3)
The following types of stock awards are shown in this table:

(i)
"PSU" refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.

(ii)
"PCU" refers to performance cash units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and each unit earned is valued at $1.00 on the date of payment. Further information about these awards can be found in the CD&A.

(iii)
"RSU" refers to restricted stock units. RSUs granted in 2008 and prior, vest ratably over three years beginning on the third anniversary of the date of grant. Upon vesting, common stock will be issued to the executive. RSUs granted in 2009 are payable in cash and vest ratably over five years beginning on March 1, 2010 and then annually thereafter, except that the special RSU awards granted to Mr. Donnelly and Mr. Yates in 2009, consisting of 66,578 units and 33,289 units, respectively, vest ratably over three years.

4)
The market value of RSUs that have not vested as of January 2, 2010 was calculated using the fiscal year-end closing share price of $18.81 multiplied by the number of unvested shares or share units as of that date.

5)
The market value of PSUs that have not vested as of year-end 2009 was calculated using the fiscal year-end closing share price of $18.81 multiplied by the number of unvested units assuming 100% of units are earned (prior to the TSR modifier). PSUs granted in 2008 vest, to the extent earned, on January 1, 2011. PSUs granted in 2009 vest, to the extent earned, on December 31, 2011. The market value of 2009 grants of PSUs and PCUs that have not yet vested was calculated assuming that 100% (prior to the TSR modifier) of the units are earned. Each unit earned is valued at $1.00 on the date of payment.

 Option Exercises and Stock Vested in Fiscal 2009

        The following table provides information concerning the vesting of stock, including performance share units and restricted stock units, during Textron's 2009 fiscal year for each NEO. There were no exercises of stock options by the NEOs during the 2009 fiscal year.

Stock Vested in Fiscal 2009

	Stock Awards
Name	Type of Equity Award (1)	Number of Shares or Units Acquired on Vesting		Value Realized on Vesting ($) (2)
S. C. Donnelly	PSU	8,578		176,714
	RSU	38,974		523,811

		Total		700,525
F. T. Connor	N/A	N/A		N/A
J. D. Butler	PSU	7,399		152,431
	RSU	10,382		63,338

		Total		215,769
T. O'Donnell	PSU	7,399		152,431
	RSU	10,382		63,338

		Total		215,769
R. L. Yates	PSU	5,088		104,808
	RSU	6,577		40,176

		Total		144,984
L. B. Campbell	PSU	34,437		709,435
	RSU	84,466	(4)	1,080,351
	RA	77,839	(3)	1,550,940

		Total		3,340,726
T. R. French	PSU	10,763		221,721
	RSU	31,032	(4)	452,136

		Total		673,857
M. L. Howell	PSU	7,399		152,431
	RSU	10,382		63,338

		Total		215,769
K. C. Bohlen	PSU	6,180		127,311
	RSU	10,080		61,359

		Total		188,670

1)
"PSU" refers to performance share units, "RSU" refers to restricted stock units and "PCU" refers to performance cash units, each as described in more detail in the footnotes to the previous table.

2)
Valuation methodology is described in the previous table.

3)
"RA" refers to Mr. Campbell's restricted stock retention award which vested in full upon his retirement; pursuant to the terms of the award agreement, the shares, including shares acquired pursuant to accrued dividend reinvestment since the grant date of the award, were repurchased by the Company upon vesting at the average of the high and low trading prices on the date of vesting.

4)
40,378 and 31,032 RSUs held by Mr. Campbell and Mr. French, respectively, vested upon their termination of employment.

Pension Benefits in Fiscal 2009

        The table below sets forth information on the pension benefits for the NEOs under each of the Company's pension plans:

Pension Benefits

Name	Plan Name		Number of Years of Credited Service		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
S. C. Donnelly	TRP		1.50		$17,962	$0
	SPP		1.50		112,060	0
	Wrap Around		20.50	(1)	1,347,576	0

	Total				1,477,598	0
F. T. Connor	TRP		0.42		5,840	0
	SPP (Regular Svc	)	0.42		12,038	0
	SPP (Extra Svc	)	3.00	(1)	128,722	0

	Total				146,600	0
J. D. Butler	TRP		12.50		390,698	0
	SPP		12.50		3,945,644	0
	SRP		N/A	(2)	7,690,120	0

	Total				12,026,462	0
T. O'Donnell	TRP		9.75		319,211	0
	SPP		9.75		3,496,209	0
	SRP		N/A	(2)	9,268,537	0

	Total				13,083,957	0
R. L. Yates	TRP		21.00		875,776	0
	SPP (Regular Svc	)	21.00		3,233,936	0
	SPP (Extra Svc	)	4.92	(1)	817,972	0

	Total				4,927,684	0
L. B. Campbell	TRP		17.08		791,641	5,198
	SPP		17.08		31,759,767	729,140
	SRP		N/A	(2)	15,127,582	1,381,425

	Total				47,678,990	2,115,763
T. R. French	TRP		8.08		155,425	0
	SPP		8.08		2,158,640	0

	Total				2,314,065	0
M. L. Howell	TRP		29.42		1,374,628	0
	SPP		31.92		10,354,586	0
	SRP		N/A	(2)	2,227,264	0

	Total				13,956,478	0
K. C. Bohlen	TRP		10.08		303,927	0
	SPP (Regular Svc	)	10.08		1,097,232	0
	SPP (Extra Svc	)	22.67	(1)	1,748,554	0

	Total				3,149,713	0

(1)
Years of extra service granted to the executive by contract.

(2)
Benefits under the SRP are not based upon years of service but are based upon age.

        The plan names and a brief description of each are as follows:

TRP: Textron Retirement Program

        Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program. The TRP is designed to be a "floor-offset" arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Inc. Retirement Account Plan. The traditional plan design formula is slightly different than the prior plan as it is no longer integrated with social security. The benefit provided to the participant will be the greater of the traditional pension benefit or the value provided by the Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered. This means that their benefit will be calculated under the prior pension formula as well as the new TRP and they will receive the larger amount of the two. All NEOs, except Mr. Donnelly and Mr. Connor, meet the grandfathering rules. The TRP is funded and tax qualified.

        Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for compensation up to the "covered compensation" level ($46,718 in 2009), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. "Eligible Compensation" includes base salary plus annual incentive payments in a given year, up to the 401(a)(17) limit ($245,000 in 2009). The benefit formula is calculated based on eligible employees' highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the plan, the accumulated benefit earned during an employee's career is payable in monthly installments after retirement. While the normal retirement age under the Plan is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55. As of January 2, 2010, Mr. Campbell, Mr. Butler and Mr. O'Donnell qualified for a full benefit, while Ms. Howell, Mr. Yates, and Mr. Bohlen qualified for a reduced benefit, due to their age and service to Textron.

        Under the Retirement Account Plan, Textron makes annual contributions to a participant's account equal to 2% of eligible compensation up to the 401(a)(17) limit ($245,000 in 2009), and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

SPP: Spillover Pension Plan

        In 2007, the Supplemental Benefits Plan was amended and renamed the Spillover Pension Plan. Although there are some design changes, the changes do not impact the NEOs who were eligible for this plan prior to January 1, 2007. Federal law limits the annual amount that tax-qualified pension plans may pay. Textron maintains this unfunded Plan to compensate certain Textron executives for pension benefits that would have been earned but for these limitations. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan. Eligible compensation components include base salary, annual incentive compensation earned in a given year (paid in a given year, after 2006), and for certain eligible participants, including the current NEOs, except for Mr. Donnelly and Mr. Connor, performance share unit payments. The amount included in the formula equals the total of these components (whether or not deferred), less the 401(a)(17) limit noted above ($245,000 in 2009). Benefits under this plan also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

        In 2008, an appendix was added to this plan for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a "Wrap-Around" pension benefit. This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his "Wrap-Around" benefit.

SRP: Supplemental Retirement Plan

        Certain executives, as approved individually by the Organization and Compensation Committee, also participate in the Supplemental Retirement Plan for Textron Key Executives, which provides benefits to participants who remain in the employ of Textron until at least age 60. Each NEO, other than Mr. Donnelly, Mr. Connor, and Mr. Yates is a participant in this plan, which is unfunded and not qualified for tax purposes. Neither Mr. French or Mr. Bohlen qualified for benefits under this plan at the time of their termination of employment with the Company. The SRP was closed to new entrants in 2008.

        Under this plan, participating executives are entitled to receive a pension benefit equal to 50% of their highest consecutive five years of eligible earnings at age 65, reduced by any amounts to which they are entitled under the Textron plans described above and, except as may be provided in individual employment agreements, those of any prior employer. The definition of eligible compensation for purposes of calculating a benefit under the SRP is the same as the definition of eligible compensation under the SPP as described above, except that eligible compensation under the SRP excludes performance share units awarded after 2005 for participating NEOs.

        A reduced benefit of between 25% and 45% of their highest consecutive five-year average compensation is earned under this plan for retirement at the ages of 60 to 64, respectively. Mr. Campbell's contract provides an unreduced benefit at age 62, with initial eligibility at age 59. As of January 2, 2010, Messrs. Butler and O'Donnell would qualify to receive a benefit under this plan.

        If a participant in this plan is entitled to receive a retirement benefit under the SPP or any other non-qualified plan that would be subtracted from the benefit under this plan, the amount of the benefit shall be calculated under the SPP but the benefit shall be paid exclusively at the time and in the form provided under this plan, as if the other plan's benefit were part of the participant's benefit under this plan, even if the participant is not otherwise eligible to receive any retirement benefit under this plan (for example, because he retired before his benefit under this plan vested or because his benefit under the plan is fully offset by his other plan benefits).

 Nonqualified Deferred Compensation

        The table below shows the deferred compensation activity for each NEO during 2009 under non-qualified deferred compensation plans maintained by Textron.

Nonqualified Deferred Compensation

Name.	Plan Name (See Note A)	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
S.C. Donnelly	Deferred Income Plan	$0	$0	$0	0	$0
	Spillover Savings Plan	0	30,798	13,251	0	$47,550
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$30,798	$13,251	$0	$47,550
F.T. Connor	Deferred Income Plan	$0	$0	$0	0	$0
	Spillover Savings Plan	0	2,894	1,168	0	$4,063
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$2,894	$1,168	$0	$4,063
J.D. Butler	Deferred Income Plan	$0	$0	$1,106,512	0	$13,947,851
	Spillover Savings Plan	0	15,750	24,788	0	$119,671
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$15,750	$1,131,300	$0	$14,067,422
T. O'Donnell	Deferred Income Plan	$0	$0	$999,879	0	$12,965,950
	Spillover Savings Plan	0	14,000	19,301	0	$91,832
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$14,000	$1,019,180	$0	$13,057,782
R.L. Yates	Deferred Income Plan	$0	$0	$823,368	$0	$10,308,067
	Spillover Savings Plan	0	10,658	14,734	0	$80,056
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$10,658	$838,102	$0	$10,388,123
L.B. Campbell	Deferred Income Plan	$0	$0	$266,886	$0	$1,411,413
	Spillover Savings Plan	0	0	83,549	0	$421,234
	Suppl Profit Sharing Plan	0	0	30,277	0	$160,116

	Total	$0	$0	$380,712	$0	$1,992,762
T.R. French	Deferred Income Plan	0	0	50,154	0	$872,038
	Spillover Savings Plan	0	0	(26,920)	(20,034)	$34,176
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$0	$0	$23,234	$(20,034)	$906,214
M.L. Howell	Deferred Income Plan	$0	$0	$1,003,192	0	$11,458,677
	Spillover Savings Plan	0	0	39,856	0	$210,774
	Suppl Profit Sharing Plan	0	0	113,740	0	$863,388

	Total	$0	$0	$1,156,788	$0	$12,532,840
K.C. Bohlen	Deferred Income Plan	$112,500	$0	$470,857	0	$2,588,019
	Spillover Savings Plan	0	10,250	15,128	0	$72,506
	Suppl Profit Sharing Plan	0	0	0	0	0

	Total	$112,500	$10,250	$485,985	$0	$2,660,524

(1)
Represents an elective deferral into the Deferred Income Plan for Textron Executives (the "DIP") as described below. Executives who choose to voluntarily defer a portion of their income into the DIP have reduced their cash compensation in the year of payment in exchange for an unsecured promise by the Company to pay the principal and any earnings to the executive upon the executive's termination. The Plan provides certain distribution elections to receive DIP balances upon termination, but in no case can distributions begin until six months have elapsed since the end of the executive's employment (in accordance with Section 409A).

(2)
The amounts shown in this column include contributions made by Textron into each executive's notional deferred income account in the Textron Spillover Savings Plan (the "SSP") in 2009. As

  per plan provisions, Textron provides a 10% match on any voluntary deferral into the Textron stock unit account. These amounts also include contributions to the Spillover Savings Plan (SSP), which are also reported in the "All Other Compensation" column in the Summary Compensation table.

(3)
The amounts in the this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants' accounts under the DIP, the SSP and the Supplemental Profit Sharing Plan, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term Applicable Federal Rate, such earnings are considered "above-market earnings"; in this case, the amount of these earnings that are considered above-market are also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table. The amount of above-market interest attributable to each executive is as follows: $192,556 for Mr. Butler, $200,346 for Mr. O'Donnell, $164,824 for Mr. Yates, $229,974 for Ms. Howell and $608 for Mr. Bohlen.

The plan names and a brief description of each are as follows:

DIP: Deferred Income Plan for Textron Executives

        NEOs deferring compensation into this plan have forgone current compensation in exchange for an unsecured promise from the company to pay the deferred amount after employment ends. NEOs can defer up to 25% of base salary and up to 80% of certain other cash compensation including Annual IC and PSU payments. The "principal" amount that is deferred can be credited with either a Moody's-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rates applicable to the Moody's account are either the Moody's Rate or a "Moody's Plus" rate. The Moody's rate is the average Moody's Corporate Bond Yield Index as published by Moody's Investors Service, Inc. The compounded Moody's yield for 2009 was 6.2%, which was applied to all deferrals made subsequent to December 31, 2001. For DIP participant deferrals made prior to January 1988, the rate will be either the Moody's rate plus 3%, but not less than 11%, (the "Moody's Plus" rate) or the Moody's rate but not less than 8%, and for deferrals made from January 1988 through December 2001, the rate will be either the Moody's rate plus 2%, but not less than 10%, (the "Moody's Plus" rate), or the Moody's rate, but not less than 8%. The applicable rates depend on the circumstances under which Textron employment ends.

        Per the DIP Plan document, the earnings on the Moody's account balance will be credited using the Moody's Plus rate if Textron employment ends (1) at or after age 62 (other than for less than acceptable performance or by reason of death); (2) as a result of total disability as defined under the Textron Master Retirement Plan; or (3) under other circumstances approved in writing by Textron's Chief Executive Officer and Chief Human Resources Officer.

SSP: Textron Spillover Savings Plan

        This plan makes up for forgone company match into the tax-qualified Textron Savings Plan because of federal compensation limits, and as a result of deferring income under the Deferred Income Plan for Textron Executives (DIP). NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the 401(a)(17) limit ($245,000 in 2009) due to federal limits. Contributions under the Spillover Savings Plan are in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents, which are reinvested into stock units.

SPSP: Textron Supplemental Profit Sharing Plan

        This plan was closed to new participants, effective December 1993, and contributions ceased in 1999. This was a make-up plan for Textron contributions to a qualified profit sharing plan that were subject to limits imposed by law. The unfunded book-entry accounts reflect an interest account, which bears interest at the Moody's [Plus] rate, as described above, and Textron stock units which earn dividends, which are reinvested into stock units.

Potential Payments Upon Termination or Change in Control

        The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs who are still employed by the Company, under existing plans and arrangements if the named executive's employment had terminated on December 31, 2009, the last business day of Textron's 2009 fiscal year. Information is provided with respect to the following termination scenarios—voluntary, for cause, not for cause, change in control, death, disability or retirement, and is based upon the named executive's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date.

        In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, consistent with the terms of employment contracts and as the Committee believes appropriate. The actual amounts that would be paid upon a NEO's termination of employment can be determined only at the time of such executive's separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company's share price and the executive's age. In connection with certain terminations of employment, the executive would be required to execute a release of claims and comply with noncompetition provisions to receive all of the benefits provided by his or her employment agreement.

        Mr. O'Donnell and Mr. Butler have employment contracts with Textron that provide for a three-year initial term, with successive one-year renewal provisions. Also, the contracts provide for specified levels of severance protection based on the reason for termination, including change in control, irrespective of the remaining term of the agreement. The contracts provide excise tax protection, subject to certain conditions, for change in control terminations. Mr. Donnelly does not have an employment agreement with Textron for a specific term, however his letter agreement with the Company provides similar separation benefits and excise tax protection in the event of his involuntary termination without cause or termination for good reason. Mr. Connor and Mr. Yates have only the severance benefits provided by the Textron Inc. Severance Plan for Key Executives.

        Mr. O'Donnell's and Mr. Butler's contracts and Mr. Donnelly's letter agreement with the Company (collectively, the "NEO's Contracts") provide that base salary will not be reduced and the officers will remain eligible for participation in Textron's executive compensation and benefit plans during the term of the contracts. As permitted by his employment contract with Textron, Mr. O'Donnell remains a partner of the Washington, D.C. law firm, Williams & Connolly LLP, which has provided legal services to Textron for over thirty years. Mr. O'Donnell does not receive any share in firm income resulting from services provided by the firm to Textron. The Nominating and Corporate Governance Committee annually reviews Textron's relationship with Williams & Connolly.

        With respect to Mr. Campbell, Mr. French, Ms. Howell and Mr. Bohlen, each of whom has left the Company during 2009, information has been provided with respect to the scenario applicable to their actual departure from the Company. Certain figures presented below represent an estimation as of December 31, 2009, of the amounts payable to these individuals under their employment agreements. Certain of the actual amounts have not yet been determined and, in some cases where amounts are dependent upon share value, may vary significantly as a result of changes in our share price between December 31, 2009 (the date of the table) and the date or dates used for calculation of the payment due.

  Payments Made Upon a Voluntary Termination by an Executive.

        Voluntary termination occurs when the NEO leaves the Company at his or her own will (e.g., voluntary resignation). Upon a voluntary termination executives are entitled only to their accrued obligations. Additionally, those executives that are early-retirement eligible (defined as the attainment of one of the following conditions, per the Textron Master Retirement Plan (qualified pension plan): (i) age 60; (ii) 20 years of service to Textron; or (iii) age 55 with at least 10 years of service to Textron) as of December 31, 2009 (Mr. Butler, Mr. O'Donnell and Mr. Yates) would be entitled to the following:

  •
  Treatment of Long-Term Incentive Awards:

  •
  Restricted stock units outstanding for more than six months and performance share units will be subject to pro-rata vesting acceleration through the termination date (although payments under performance share units would be based on actual performance)

  •
  Performance cash units will be subject to vesting acceleration with respect to the 2009 tranche

  •
  Unvested stock options shall continue to vest per their normal vesting schedule for a period of 36 months after termination

  Payments Made Upon a Termination "for Cause" by the Company.

        A "for cause" termination occurs when an NEO is separated from Textron after engaging in one or more activities specified in the NEO's employment contract, including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company's Business Conduct Guidelines, or breach of the NEO's fiduciary duties, in each case, that results in material harm to Textron, or (iv) any other material breach of the employment contract. Upon a termination "for cause," executives are entitled only to their accrued obligations.

  Payments Made Upon a "Not for Cause" Termination by the Company or by an Executive for "Good Reason."

  •
  Mr. Donnelly, Mr. Butler and Mr. O'Donnell

        A "not for cause" termination (also called "involuntary termination"), occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a "for cause" situation, or at the initiation of the executive for "Good Reason." Under each of the NEO's Contracts, "Good Reason" generally means the occurrence of one or more of the following: (i) the assignment to the NEO of duties that are materially inconsistent with his or her position, (ii) the material reduction of the NEO's position (including, for purposes of the employment contract with Mr. O'Donnell as a result of Textron having become a subsidiary of another entity and the executive no longer serving in his or her current position for the ultimate parent entity), (iii) the forced relocation of the NEO's principal office, (iv) a reduction in the NEO's salary or other benefits, (v) the failure of the Company to deliver to the employee a satisfactory written agreement from any successor to the Company to assume and agree to perform under the employment contract, or (vi) other material breach by Textron of the employment contract. Upon a termination "not for cause," or for "Good Reason,"

Mr. Donnelly, Mr. O'Donnell and Mr. Butler are entitled to their accrued obligations as well as the following:

  •
  Cash Severance Benefit Comprised of:

  •
  Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) for Mr. Donnelly and Mr. Butler, the average annual cash incentive compensation earned during the last three fiscal years, or for Mr. O'Donnell an amount equal to the multiple of target earned in the prior year times his current year's target annual incentive compensation

  •
  A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination

  •
  Treatment of Long-Term Incentive Awards (including any early retirement benefits described above for those eligible individuals):

  •
  Outstanding restricted stock units for Mr. Butler and Mr. O'Donnell will be subject to pro-rata vesting acceleration through the termination date

  •
  Unvested stock options for Mr. Donnelly and Mr. Butler will be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination

  •
  To the extent not accelerated as provided above, unvested stock options for Mr. Butler and Mr. O'Donnell will continue to vest per their normal vesting schedule for a period of 36 months after termination because they are eligible for early retirement

  •
  Performance share units and performance cash units will be subject to pro-rata vesting through the termination date

  •
  Benefits Under Pension and Nonqualified Deferred Compensation Plans:

  •
  For Mr. Donnelly and Mr. Butler, credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the Supplemental Retirement Plan and Spillover Pension Plan)

  •
  For Mr. Donnelly and Mr. Butler, accounts in the Deferred Income Plan will be subject to full vesting acceleration

  •
  For Mr. Donnelly and Mr. Butler, a payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

  •
  Mr. Butler would also be entitled to enhanced early retirement benefits under the Supplemental Retirement Plan

  •
  Continuation of Insurance Coverage:

  •
  For Mr. Donnelly and Mr. Butler, continued coverage (or the cash equivalent thereof) for two years under the Company's term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

  •
  Except for Mr. Donnelly who is not yet eligible for retirement, coverage under retiree health and welfare plans on the same terms that apply to other salaried retirees (Mr. O'Donnell is entitled to Company paid COBRA coverage for 18 months)

  •
  Mr. Connor and Mr. Yates

        The Key Executive Severance Plan, in which both Mr. Connor and Mr. Yates participate, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. In the case of Mr. Connor, the severance pay is equal to the sum of: (i) Mr. Connor's annual rate of base salary at the date of severance, and (ii) the larger of (1) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (2) his current target incentive compensation under the annual incentive compensation plan. In the case of Mr. Yates, the severance pay is based on a grandfathered benefit formula provided by the plan to executives who were eligible to participate in the plan on December 31, 2007. Mr. Yates' formula is equal to 150% of: (i) Mr. Yates' annual rate of base salary at the date of severance, and (ii) the larger of (1) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (2) his current target incentive compensation under the annual incentive compensation plan.

        In addition, because he is early retirement eligible, Mr. Yates' long-term incentive awards would be treated the same as under a voluntary termination, as described above.

  Payments Made Upon a Termination in Connection with a "Change in Control."

  •
  Mr. Donnelly, Mr. Butler and Mr. O'Donnell

        A "change in control" termination would occur if Mr. Donnelly, Mr. Butler or Mr. O'Donnell experiences a "not for cause" termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. For purposes of each of the NEO's Contracts, a "change in control" generally means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron's then outstanding voting stock, (ii) a majority of the members of Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which the Textron's voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron's assets or a plan of complete liquidation. Upon a termination in connection with a "change in control," Mr. Donnelly, Mr. Butler and Mr. O'Donnell are entitled to their accrued obligations as well as the following:

  •
  Cash Severance Benefit Comprised of:

  •
  Three times base salary

  •
  Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation

  •
  Three times the greater of (i) the highest annual cash incentive compensation (or the average annual cash incentive compensation for Mr. Donnelly and Mr. Butler) over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation

  •
  Treatment of Long-Term Incentive Awards:

  •
  Outstanding unvested stock options, performance share units and restricted stock units for each of the NEOs will be subject to immediate and full vesting acceleration as of the termination date; PSUs granted in 2008 will be paid based upon the greater of (i) target and (ii) actual performance through the change in control and assuming target performance after the change in control, and PSUs and PCUs granted in 2009 will be paid based on actual performance through the change in control

  •
  Benefits Under Pension and Nonqualified Deferred Compensation Plans:

  •
  Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the Supplemental Retirement Plan and Spillover Pension Plan)

  •
  A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

  •
  Mr. Butler would also be entitled to enhanced early retirement benefits under the Supplemental Retirement Plan

  •
  Continuation of Insurance Coverage:

  •
  Continued coverage (or the cash equivalent thereof) for three years under the Company's term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

  •
  Except for Mr. Donnelly, who is not yet eligible for retirement, coverage under the Company's retiree health and welfare plans on the same terms that apply to other salaried retirees

  •
  Additional Perquisites. Outplacement assistance for up to one year following termination

  •
  Tax Gross-Up Payment. Subject to certain conditions, the Company would gross-up severance payments to cover the executive's excise taxes determined in accordance with Section 280G of the Internal Revenue Code.

  •
  Mr. Connor and Mr. Yates

        The Key Executive Severance Plan, in which both Mr. Connor and Mr. Yates participate, provides severance pay and severance benefits in the event of a change of control only if the executive signs a release provided in and required by the plan document. In the case of Mr. Connor, the severance pay is equal to the sum of: (i) Mr. Connor's annual rate of base salary at the date of severance, and (ii) the larger of (1) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (2) his current target incentive compensation under the annual incentive compensation plan. In the case of Mr. Yates, the severance pay is based on a grandfathered benefit formula provided by the plan to executives who were eligible to participate in the plan on December 31, 2007. Mr. Yates' formula is equal to 150% of: (i) Mr. Yates' annual rate of base salary at the date of severance, and (ii) the larger of (1) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (2) his current target incentive compensation under the annual incentive compensation plan. In addition, severance benefits (medical and dental) are provided by Textron, at its sole cost to the executive and to his dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits shall be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer's plan or Medicare).

        In addition, in the event of a change of control, both Mr. Connor and Mr. Yates would receive full vesting of all long-term incentive awards which would be payable in the same manner as the other NEOs, except that PSUs granted in 2008 will be paid based upon target performance for the entire performance period.

  Payments Made Upon a Termination in Connection with Death, Disability or Retirement.

        Upon a termination in connection with death, disability or due to his or her retirement at or after the executive's attainment of age 65, executives are entitled to their accrued obligations as well as the following:

  •
  Cash Severance Benefit Comprised of:

  •
  For Mr. Butler, upon a termination due to disability, a payment equal to three times his target annual cash incentive compensation for the termination year and continued base salary (reduced by disability benefits) for two years

  •
  For Mr. O'Donnell, upon a termination due to disability before becoming eligible for the Company's disability benefits program, base salary continuation during the period from termination until he becomes eligible for such benefits

  •
  For Mr. Butler, Mr. O'Donnell and Mr. Yates, upon the executive's death while employed by Textron, a payment to their beneficiaries equal to three times base salary under the Survivor Benefit Plan

  •
  Treatment of Long-Term Incentive Awards:

  •
  For all NEOs, upon a termination due to disability or death, all outstanding PSUs and PCUs and RSUs outstanding for at least six months will vest pro rata and outstanding stock options will vest in full

  •
  Benefits Under Pension and Nonqualified Deferred Compensation Plans:

  •
  Full vesting of benefits under the Textron Savings Plan, Spillover Savings Plan, Deferred Income Plan and Retirement Account Plan upon disability or death

  •
  Mr. Butler would receive the same benefits following termination due to disability as he would for termination without cause (described above), and would receive enhanced early retirement benefits upon his death.

  •
  Continuation of Insurance Coverage. Mr. Butler would receive the same benefits following termination due to disability as he would for termination without cause (described above).

        The following tables show potential payment to our continuing NEOs under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment of each of our NEOs, assuming the termination date to be December 31, 2009, and, where applicable, using the closing price of our common stock of $18.81 (as reported on the NYSE on December 31, 2009, the last trading day of our fiscal year).

Termination Scenarios

Mr. Donnelly

Type of Compensation	Voluntary (1)	Disability	Death	For Cause	Not For Cause	Change In Control
Annual Incentive / Severance	$824,486	$824,486	$824,486	$0	$5,464,486	$8,280,000
RSU settled in stock or cash	0	2,372,806	2,372,806	0	0	5,142,203
Stock Options	0	1,325,817	1,325,817	0	883,878	1,325,817
Cash settlement of PSUs and PCUs(2)	917,422	1,879,898	1,879,898	0	2,438,004	5,946,729
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(3)	0	1,347,576	1,493,774	0	0	3,381,998
Savings Plan benefit	64,775	148,056	148,056	64,775	164,775	298,056
Other benefits(4)	0	0	0	0	20,582	126,220
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	7,512,124

Sub-Total	$1,806,683	$7,898,640	$8,044,838	$64,775	$8,971,725	$32,013,147

Less: accumulated deferred income plan and vested pension and savings plan benefits	(64,775)	(64,775)	(64,775)	(64,775)	(64,775)	(64,775)

Amount Triggered due to Termination	$1,741,908	$7,833,865	$7,980,063	$0	$8,906,950	$31,948,372

Mr. Connor

Type of Compensation	Voluntary (1)	Disability	Death	For Cause	Not For Cause	Change In Control
Annual Incentive / Severance	$655,988	$655,988	$655,988	$0	$2,043,488	$2,043,488
RSU settled in stock or cash	0	0	0	0	0	1,316,700
Stock Options	0	357,600	357,600	0	0	357,600
Cash settlement of PSUs and PCUs(2)	0	0	0	0	0	1,655,280
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(3)	0	0	0	0	0	19,939
Savings Plan benefit	31,376	35,439	35,439	31,376	31,376	47,403
Other benefits(4)	0	0	0	0	0	19,009
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	0

Sub-Total	$687,364	$1,049,027	$1,049,027	$31,376	$2,074,864	$5,101,819

Less: accumulated deferred income plan and vested pension and savings plan benefits	(31,376)	(31,376)	(31,376)	(31,376)	(31,376)	(31,376)

Amount Triggered due to Termination	$655,988	$1,017,651	$1,017,651	$0	$2,043,488	$5,070,443

 Mr. Butler

Type of Compensation	Voluntary (1)	Disability	Death	For Cause	Not For Cause	Change In Control
Annual Incentive / Severance	$374,556	$2,586,556	$374,556	$0	$2,573,459	$3,662,355
RSU settled in stock or cash	547,042	547,042	547,042	0	547,042	952,990
Stock Options	331,461	331,461	331,461	0	331,461	331,461
Cash settlement of PSUs and PCUs(2)	728,724	728,724	728,724	0	728,724	1,518,183
Cash settlement of Deferred Income Plan	13,947,851	13,947,851	13,947,851	13,947,851	13,947,851	13,947,851
Pension benefit(3)	10,402,884	12,909,633	7,329,429	10,402,884	14,234,258	14,040,209
Savings Plan benefit	476,001	532,001	476,001	476,001	532,001	560,001
Other benefits(4)	0	14,289	0	0	16,565	114,711
Survivor Death Benefit	363,938	363,938	1,680,000	0	363,938	363,938
Tax gross-up	0	0	0	0	0	0

Sub-Total	$27,172,457	$31,961,495	$25,415,064	$24,826,736	$33,275,299	$35,491,698

Less: accumulated deferred income plan and vested pension and savings plan benefits	(24,826,736)	(24,826,736)	(24,826,736)	(24,826,736)	(24,826,736)	(24,826,736)

Amount Triggered due to Termination	$2,345,721	$7,134,759	$588,328	$0	$8,448,563	$10,664,962

Mr. O'Donnell

Type of Compensation	Voluntary (1)	Disability	Death	For Cause	Not For Cause	Change In Control
Annual Incentive / Severance	$351,146	$351,146	$351,146	$0	$2,083,646	$3,973,646
RSU settled in stock or cash	573,438	573,438	573,438	0	573,438	1,018,148
Stock Options	369,757	369,757	369,757	0	369,757	369,757
Cash settlement of PSUs and PCUs(2)	795,237	795,237	795,237	0	795,237	1,897,353
Cash settlement of Deferred Income Plan	12,965,950	12,965,950	12,965,950	12,892,443	12,965,950	12,965,950
Pension benefit(3)	13,083,958	13,083,958	6,454,147	13,083,958	13,083,958	12,225,409
Savings Plan benefit	385,584	385,584	385,584	385,584	385,584	464,334
Other benefits(4)	0	0	0	0	12,775	117,739
Survivor Death Benefit	395,794	395,794	1,575,000	0	395,794	395,794
Tax gross-up	0	0	0	0	0	0

Sub-Total	$28,920,864	$28,920,864	$23,470,259	$26,361,985	$30,666,139	$33,428,129

Less: accumulated deferred income plan and vested pension and savings plan benefits	(26,361,985)	(26,361,985)	(26,361,985)	(26,361,985)	(26,361,985)	(26,361,985)

Amount Triggered due to Termination	$2,558,879	$2,558,879	$0	$0	$4,304,154	$7,066,144

 Mr. Yates

Type of Compensation	Voluntary (1)	Disability	Death	For Cause	Not-For- Cause	Change In Control
Annual Incentive / Severance	$246,032	$246,032	$246,032	$0	$1,442,059	$1,442,059
RSU settled in stock or cash	684,537	684,537	684,537	0	684,537	1,297,476
Stock Options	275,373	275,373	275,373	0	275,373	275,373
Cash settlement of PSUs and PCUs(2)	711,718	711,718	711,718	0	711,718	1,470,627
Cash settlement of Deferred Income Plan	10,308,067	10,308,067	10,308,067	10,197,093	10,308,067	10,308,067
Pension benefit(3)	6,926,427	4,927,683	6,350,644	6,926,427	6,926,427	6,926,427
Savings Plan benefit	881,700	881,700	881,700	881,700	881,700	881,700
Other benefits(4)	0	0	0	0	0	19,009
Survivor Death Benefit	0	258,843	1,374,480	0	0	0
Tax gross-up	0	0	0	0	0	0

Sub-Total	$20,033,854	$18,293,953	$20,832,551	$18,005,220	$21,229,882	$22,620,738

Less: accumulated deferred income plan and vested pension and savings plan benefits	(18,005,220)	(18,005,220)	(18,005,220)	(18,005,220)	(18,005,220)	(18,005,220)

Amount Triggered due to Termination	$2,028,634	$288,733	$2,827,331	$0	$3,224,662	$4,615,518

(1)
Mr. Butler, Mr. O'Donnell and Mr. Yates were eligible for early-retirement due to their age and service with the Company as of January 2, 2010, while Mr. Donnelly and Mr. Connor are not yet early-retirement eligible; as such, in each case, the benefits included in the "voluntary" column in the tables above are reflective of the benefits that would be payable to these executives if "retirement" had occurred on January 2, 2010.

(2)
Potential PSU and PCU payouts have been calculated assuming that the 2008-2010 PSU cycle will be paid at 3.9% of target, and the 2009-2011 PSU and PCU cycles at 73.3% of target.

(3)
Potential pension benefits have been calculated assuming (a) a discount rate of 6.25%; (b) a normal retirement age of 65 for all NEOs; and (c) the election by each NEO of a 50% Joint & Survivor annuity which provides benefits to the NEO's surviving spouse upon the NEO's death equal to 50% of the benefit otherwise paid to the NEO.

(4)
Includes (a) health and welfare benefits for each NEO, and (b) outplacement assistance for one year (administrative assistant, office space, office equipment) for Mr. Donnelly, Mr. Butler, and Mr. O'Donnell under the "Change In Control" scenario.

Named Executive Officers Who Terminated Employment During 2009

        For our NEOs who left the Company during 2009, the following tables show payments made or expected to be made to them under existing agreements, plans or other arrangements, under the scenario applicable to their actual termination from employment with the Company. Certain figures presented below represent an estimation as of December 31, 2009, of the amounts payable to these individuals under their employment agreements. Certain of the actual amounts have not yet been determined and, in some cases where amounts are dependent upon share value, may vary significantly as a result of changes in our share price between December 31, 2009 (the date of the table) and the date or dates used for calculation of the payment due.

	Bohlen	Campbell	French	Howell
Type of Compensation	Good Reason	Voluntary	Good Reason	Good Reason
Annual Incentive / Severance	$1,785,983	$1,038,867	$2,509,203	$3,369,896
RSU settled in stock or cash(1)	496,694	6,855,706	452,136	594,785
Stock Options(2)	279,900	1,792,800	27,970	369,757
Cash settlement of PSUs and PCUs(3)	614,174	7,735,050	234,938	1,518,471
Cash settlement of Deferred Income Plan	2,588,019	1,502,920	786,285	11,458,677	(4)
Pension benefit	3,149,713	47,726,784	2,188,975	13,956,478
Savings Plan benefit	345,901	1,146,992	204,953	1,404,682
Other benefits	0	0	0	77,875	(5)
Survivor Death Benefit	0	698,026	7,673	9,168

Sub-Total	$9,260,385	$68,497,145	$6,412,133	$32,759,789

Less: vested pension and savings plan benefits, accumulated deferred compensation and vested equity	(7,775,385)	(56,285,371)	(3,180,213)	(25,100,777)

Amount Triggered due to Termination	$1,485,000	$12,211,774	$3,231,920	$7,659,012

(1)
Amounts are based on the common stock price on the date of the executive's termination of employment or, with respect to Mr. French, the date the shares were issued to him.

(2)
Amounts reflect the intrinsic value of outstanding options not yet exercised, assuming exercise at the end of the year or, with respect to Mr. French, the actual amount paid to him in respect of his outstanding options pursuant to his employment agreement.

(3)
Amounts include the actual amount earned for the 2007-2009 PSU cycle, a projected value for the 2008-2010 PSU cycle, assuming a payout of 3.9% of target, and a projected value for the 2009-2011 PSU and PCU cycles, assuming a payout of 73.3% of target, using the December 31, 2009 share price of $18.81 for stock-based calculations.

(4)
Earnings on Ms. Howell's Deferred Income Plan balance have been calculated using the applicable Moody's Plus rates, as described in "DIP-Deferred Income Plan for Textron Executives" above, due to the circumstances of the termination of her employment.

(5)
Pursuant to her employment agreement, Ms. Howell received a cash payment equal to 2.5 times the maximum annual Company contribution to the TSP, SSP and RAP.

 Equity Compensation Plan Information

        The following table sets forth as of the end of Textron's 2009 fiscal year for all Textron compensation plans previously approved by shareholders (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of the outstanding options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans other than securities to be issued upon the exercise of the outstanding options, warrants and rights. There are no compensation plans not previously approved by shareholders.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	9,880,313	(1)	$35.67	10,794,891
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	9,880,313		$35.67	10,794,891
(1)
Includes 1,332,768 unvested shares that may be issued under previously granted restricted stock units.

 Evaluation of Risk in Compensation Plans

        In addition to the Company's incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company's business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron's management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

Transactions with Related Persons

        Since the beginning of Textron's 2009 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, except for the following:

  •
  On November 1, 2007, Wooster Capital, LLC, which is wholly-owned by Mr. Ford, one of our directors, entered into an agreement to purchase a 6.25% interest in a Cessna Sovereign from CitationAir (formerly Citation Shares), a Textron company. The Agreement, pursuant to which Wooster Capital paid $975,290 upon signing, is for a five year term and provides for monthly fuel payments which are adjusted annually; during 2009 the payment was $30,051 per month and during 2010, the payments will be $26,575 per month; and

  •
  During 2009, BlackRock, Inc., which is the beneficial owner of more than 5% of our common stock, and certain of its affiliates served as the investment managers for several of Textron's pension-related portfolios. As of December 31, 2009, BlackRock entities managed approximately $190 million in funds for Textron plans; fees paid for these services during 2009 were approximately $250,000. The Company estimates that fees payable during 2010 for these services, the scope of which increased in late 2009, will be approximately $280,000.

        Under Textron's Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as "Interested Transactions with Related Parties" under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved in any calendar year exceeds or is expected to exceed $120,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

APPROVAL OF AMENDMENTS TO OUR EQUITY INCENTIVES PLANS TO ALLOW FOR A STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES OTHER THAN EXECUTIVE OFFICERS

        We are seeking shareholder approval of amendments to our equity incentive plans to allow for a one-time stock option exchange program (the "Option Exchange Program"). If implemented, the Option Exchange Program would give our United States employees, other than our directors and executive officers, the opportunity to exchange certain stock options for a lesser amount of new stock options with a lower exercise price. Exchange ratios will be designed so that the fair value of the replacement options to be granted will be approximately 15% less than the fair value of the options that are surrendered. We will use the greater of (i) $38.00, (ii) the 52-week high trading price of our common stock (measured from the ending date of the Option Exchange Program), or (iii) 50% above the closing price of our common stock on the ending date of the Option Exchange Program as a threshold for options eligible to be exchanged; options with exercise prices greater than this threshold will be eligible for exchange. This threshold is designed so that only outstanding options that are substantially "underwater" (meaning the exercise prices of the options are greater than our current stock price) are eligible for exchange. Executive officers and the members of our Board of Directors will not be eligible to participate in the Option Exchange Program. Shareholder approval is required for this proposal under NYSE rules and the terms of the Amended and Restated 2007 Long-Term Incentive Plan, as amended (the "2007 Plan"). If shareholders approve this proposal, the Board intends to commence the Option Exchange Program as soon as reasonably practicable after the annual meeting. If the Option Exchange Program does not commence within six months after the date of shareholder approval, the Company will not conduct an exchange or similar program without again seeking and receiving shareholder approval. If shareholders do not approve this proposal, the Option Exchange Program will not take place.

        The affirmative vote of a majority of the shares present, in person or by proxy and entitled to vote on the matter, provided that the total votes cast on the proposal represent over 50% of the outstanding shares entitled to vote on the proposal, is required to approve the amendments to our equity incentive plans to allow for the Option Exchange Program.

Overview

        If approved by shareholders, the Option Exchange Program will allow us to offer certain employees a limited period in which they may elect to exchange certain outstanding employee stock options granted under our various equity compensation plans described below for new stock options covering a lesser number of shares. The replacement options will be granted under our 2007 Plan, with an exercise price equal to the closing price of our common stock on the date the replacement options are granted. We are asking shareholders to approve the Option Exchange Program on the following terms:

  •
  The Option Exchange Program will be open to all U.S. employees who are employed as of the start of the program and who remain employed by us through the date replacement options are granted. Eligible optionholders will be permitted to exchange all or none of their eligible options for replacement options on a grant-by-grant basis.

  •
  Our executive officers (Mr. Donnelly, Mr. Butler, Mr. Connor and Mr. O'Donnell) will not be eligible to participate in the Option Exchange Program. Our directors do not hold any stock options and therefore will not participate in the Option Exchange Program.

  •
  The employee stock options eligible to be exchanged in the Option Exchange Program will be employee stock options granted more than 18 months prior to the start date of the Option Exchange Program with exercise prices which exceed the greater of (i) $38.00, (ii) the 52-week high trading price of our common stock (measured from the ending date of the Option

    Exchange Program), or (iii) 50% above the closing price of our common stock on the ending date of the Option Exchange Program. Options granted within the 18-month period immediately prior to the commencement date of the Option Exchange Program will not be eligible for exchange.

  •
  The Option Exchange Program will not be a one-for-one exchange but instead the exchange ratios will be calculated on a "value-for-value" basis and then an adjustment will be applied that effectively discounts the fair value of the replacement options. Thus, the exchange ratios of shares subject to options surrendered in exchange for replacement options will be determined in a manner intended to result in the grant of replacement options with a fair value that is approximately 15% lower than the fair value of the options they replace, calculated as of the time that we set the exchange ratios. The exchange ratios will be established on a grant date by grant date basis. The exchange ratios will be established near the conclusion of the Option Exchange Program using both the Black-Scholes model, which is a valuation model that we use to value compensatory options for accounting purposes, and, for modeling the expected life of the options, the Monte Carlo binomial valuation model.

  •
  None of the replacement options will be vested on the date of grant. Replacement options will be subject to a new one-year vesting period and, to the extent the remaining period of the original vesting terms of the options for which they are exchanged exceeds one year, will maintain such original vesting terms. The replacement options will not provide for continuing vesting upon retirement for early retirement eligible employees.

        As described above, we have carefully designed the Option Exchange Program in order to incorporate certain market best practices so as to address what we consider to be the key concerns of shareholders. In addition, the proposed amendments to the 2007 Plan will also make certain changes to the 2007 Plan unrelated to the Option Exchange Program which we believe to be "best practices", as follows:

  •
  The definition of "change of control" will be amended to require consummation of a transaction, rather than just shareholder approval of a transaction, for a change of control to occur. This change impacts the trigger date of acceleration provisions of future awards under the 2007 Plan, ensuring that benefits do not become payable in respect of a transaction that is not ultimately consummated;

  •
  Section 6(i) of the 2007 Plan will be amended to clarify that no future option exchange for cash may be conducted without shareholder approval; and

  •
  Section 16 of the 2007 Plan will be amended to prohibit any amendments to the 2007 Plan that (i) increase benefits to participants, (ii) increase the number of shares reserved under the plan or (iii) modify the requirements for participation in the 2007 Plan, without, in any such case, receiving shareholder approval of such amendment.

        While we will not change the material terms of the Option Exchange Program described above, we may change other aspects of the program described in this proxy statement in our sole discretion to take into account a change in circumstances, and we may determine not to implement the Option Exchange Program even if shareholder approval is obtained.

Reasons for the Option Exchange Program

        We believe that an effective and competitive long-term employee incentive program is imperative for the success of our business. We rely on our experienced and productive employees and their efforts to help us achieve our business objectives. At Textron, stock options constitute a key component of our incentive and retention programs because the Board and the Organization and Compensation Committee believe that equity-based compensation encourages employees to act like owners of the business, motivating them to work toward our long-term success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Our long-term incentive compensation program is focused on our managerial, professional and senior level employees and includes approximately 700 full-time employees or approximately 2% of our employees. We have offered stock options to our employees since 1979.

        Our stock price experienced a significant decline in late 2008 and early 2009 due in large part to the impact that the global financial and economic crisis had on our Finance segment, resulting in our fourth quarter 2008 decision to exit all of the commercial finance business of the Finance segment, other than that portion of the business supporting customer purchases of Textron-manufactured products. The continued weak economy has also had a severe impact on our Cessna business segment and a negative impact on most of our other manufacturing businesses. Although in the fourth quarter of 2008, we initiated a restructuring program, which was expanded during 2009, to reduce overhead costs and improve productivity across the Company, and we also significantly improved our liquidity position during 2009, our stock price has stabilized at levels significantly below those seen prior to the economic crisis. Further, given the lengthy liquidation process of the non-captive commercial finance businesses we are pursuing in our Finance segment and our expectation that the business jet market's recovery will lag the general business recovery, there can be no assurance that we will experience significant increases in our stock price in the near term.

        Consequently, our employees hold a significant number of stock options with exercise prices that greatly exceed both the current market price of our common stock and the average market price of our common stock over the past 12 months. For example, the closing price of our common stock on the NYSE on February 26, 2010 was $19.92, whereas the weighted average exercise price of all outstanding options held by our employees and granted prior to 2009 was $38.78. As of February 26, 2010, approximately 85.3% of outstanding stock options granted prior to 2009 were underwater. Although we continue to believe that stock options are an important component of our employees' total compensation, many of our employees view their existing options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. This perception puts us at a disadvantage vis-à-vis our competitors with regard to retaining our talented employees, especially in the case of our businesses whose competitors have not been as severely impacted by the economic crisis for various reasons, such as competitors who do not have a finance business. Thus, the Board and the Committee believe these underwater options no longer provide the long-term incentive, motivation and retention objectives that they were intended to provide.

        When considering how best to continue to incentivize and reward our employees who have underwater options, the Committee reviewed several alternatives with its compensation consultant, including additional restricted stock awards, additional options at current stock prices and increased fixed compensation or salary, and determined that the Option Exchange Program was the most desirable strategy to provide renewed incentives to our employees. The Board and the Committee believe the Option Exchange Program is an important component in our continuing strategy of aligning employee and shareholder interests through our equity compensation program. In addition, our Board of Directors believes that the Option Exchange Program will support our new Chief Executive Officer's strategy for the restructured company which places a high priority on internal talent development and retention.

Objectives of the Option Exchange Program

        We believe that the Option Exchange Program is important for the Company because it will permit us to:

  •
  Provide renewed incentives to our employees who participate in the Option Exchange Program. As of February 26, 2010, the closing price of our common stock on the NYSE was $19.92 per share and the weighted average exercise price of options eligible for the Option Exchange Program was $46.10 per share. As of that date, approximately 65% of our stock options, representing 3.1 million shares, held by eligible optionholders had exercise prices greater than $38.00 per share. As a result, these stock options do not currently provide meaningful retention or incentive value to our employees. We believe the Option Exchange Program will enable us to enhance long-term shareholder value by providing greater assurance that we will be able to retain experienced, high-performing and productive employees, by increasing the morale and motivation of our employees generally, and by more closely aligning employee and shareholder interests through our equity compensation program.

  •
  Meaningfully reduce our total number of outstanding stock options, or "overhang," represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our employees. Assuming that options eligible for the exchange include options granted prior to 2009 and have exercise prices above $38.00 per share, options to purchase an aggregate of 3,082,092 million shares of common stock are held by eligible optionholders. These options have exercise prices ranging from $38.2875 to $62.25 per share, a weighted average exercise price of $46.10 per share and a weighted average remaining term of 6.6 years per share. These options comprised approximately 36.1% of the 8.5 million shares issuable pursuant to outstanding stock options as of that date. We believe that allowing these underwater options to remain outstanding does not serve the interests of our shareholders and does not provide the motivation intended by our equity compensation program. By exchanging these underwater options for replacement options covering a lesser number of shares, our overhang will decrease. In addition, by using an exchange ratio intended to result in the grant of replacement options with a fair value that is approximately 15% lower than the fair value of the options they replace, the overhang represented by the options granted pursuant to the Option Exchange Program will reflect an appropriate balance between our goals for our equity compensation program and our shareholders' interests. In addition, the additional shares available under the 2007 Plan as a result of the reduction in outstanding options may be used to help retain certain high-performing employees not normally eligible for long-term incentive awards.

  •
  Recapture value from accounting compensation costs that we already are incurring with respect to outstanding underwater stock options. The options eligible for the exchange were granted with exercise prices equal to the grant date market value of the common stock underlying them. Under applicable accounting rules, we will recognize approximately $39 million in compensation expense related to these underwater options, $1 million of which we will recognize in the future even if these options remain underwater and are never exercised and the rest of which we have already recognized. We believe it is not desirable to continue to recognize compensation expense on options that are not perceived by our employees as providing value. By replacing options that have little or no retention or incentive value with options having an exercise price set at our current stock price, while not creating additional compensation expense (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), we will be making more efficient use of our resources.

Description of the Option Exchange Program

        On February 22, 2010, upon the recommendation of the Committee, our Board approved the amendments to the 2007 Plan and to our 1999 Long-Term Incentive Plan, as amended and restated (the "1999 Plan") (together, the "Plans") to allow us to implement the Option Exchange Program, subject to shareholder approval. Shareholder approval is required for this proposal under NYSE rules and the terms of the 2007 Plan. If we do not obtain shareholder approval of this proposal, we will not undertake the Option Exchange Program and we will not amend the Plans.

        The description below provides additional information on how we expect to conduct the Option Exchange Program. We will not change the material terms of the Option Exchange Program that we are asking shareholders to approve, as described above. We may, however, change other aspects of the program described in this proxy statement in our discretion to take into account a change in circumstances, and we may determine not to implement the program even if shareholder approval is obtained.

        If the Company receives the required shareholder approval for the amendments to the Plans, the approval will be for a one-time exchange program. It is currently anticipated that the Option Exchange Program will commence as soon as practicable following approval of this proposal by our shareholders. However, if the Option Exchange Program does not commence within six months after the date of shareholder approval, the Company will not commence an exchange or similar program without again seeking and receiving shareholder approval. Upon commencement of the Option Exchange Program, employees holding eligible options will receive written materials (the "offer to exchange") explaining the precise terms and timing of the Option Exchange Program. Employees will be given at least 20 business days (or such longer period as the Committee may elect to keep the Option Exchange Program open) to elect to exchange all or none of their eligible options, determined on a grant-by-grant basis, for replacement options. After the offer to exchange is closed, the eligible options surrendered for exchange will be cancelled, and pursuant to the terms of the 2007 Plan, shares underlying options that were granted under either of the Plans will again be available for new grants under the 2007 Plan. The Committee will approve grants of replacement options to participating employees in accordance with the applicable exchange ratios. All such replacement options will be granted under the 2007 Plan and will be subject to the terms of the 2007 Plan, as proposed to be amended.

        At or before commencement of the Option Exchange Program, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Employees, as well as shareholders and members of the public, will be able to access the offer to exchange and other documents we file with the SEC free of charge from the SEC's website at www.sec.gov or on our website at www.textron.com.

        If you are both a shareholder and an employee holding eligible options, please note that voting to approve the amendments to the Plans to allow the Option Exchange Program does not constitute an election to participate in the Option Exchange Program.

        Eligible Participants.    The Option Exchange Program will be open to all active U.S. employees of the Company and its subsidiaries who hold eligible options, except for our executive officers (Mr. Donnelly, Mr. Butler, Mr. Connor and Mr. O'Donnell). To be eligible, an individual must be employed on the date the offer to exchange commences and must remain employed through the date that replacement options are granted. As of February 26, 2010, there are approximately 520 employees eligible to participate in the Option Exchange Program (based on assumptions described below), which represents approximately 73% of our employees holding options.

        Eligible Options.    To be eligible for exchange under the Option Exchange Program, an underwater option must not (a) have a per share exercise price at or below the greater of (i) $38.00 per share, (ii) the 52-week high trading price of our common stock as reported by NYSE (measured from the ending date of the Option Exchange Program), or (iii) 50% above the closing price of our common stock on the ending date of the Option Exchange Program, or (b) have been granted within 18 months of the date that the Option Exchange Program commences. Eligible options include vested and unvested options, and incentive stock options as well as non-qualified stock options. Stock options that have a remaining term of less than 12 months immediately following the completion of the options exchange (based on their original grant date) will not be eligible for exchange.

        For reference purposes, the following table summarizes information regarding outstanding equity awards issued pursuant to the Plans and shares of common stock available for future grants under the 2007 Plan as of February 28, 2010.

Shares available for future grant under the 2007 Plan(1)	10,800,760
Shares available for future grant of "full value" awards under the 2007 Plan(2)	2,260,214
Shares issuable pursuant to outstanding stock options	8,518,899
Weighted average exercise price of all outstanding stock options	$35.70
Weighted average remaining term of all outstanding stock options	5.73 years
Shares issuable pursuant to all other outstanding equity awards(3)	1,334,638
(1)
The 2007 Plan is our only active equity plan pursuant to which future awards may be granted.

(2)
The 2007 Plan limits the number of shares that may be issued pursuant to so-called "full value" awards, such as restricted stock units payable in stock, to a total of 3,000,000, a portion of which have already been allocated to outstanding awards.

(3)
Outstanding RSUs settled in stock granted to employees under the Plans; does not include equity-based awards to be settled in cash, such as PSUs and RSUs settled in cash.

        If our shareholders do not approve the amendments to the Plans authorizing the Option Exchange Program as set forth in this Proposal, eligible options will remain outstanding and in effect in accordance with their existing terms. We will continue to recognize compensation expense for these eligible options, even though the options may have little or no retention or incentive value.

        We will grant all of the replacement options under the 2007 Plan. We expect that the number of shares that again become available for new grants under the 2007 Plan as a result of eligible options being surrendered in the Option Exchange Program will exceed the number of shares that will be subject to replacement options granted under the 2007 Plan, but we will use additional shares available under the 2007 Plan to the extent necessary.

        Exchange Ratios.    The Option Exchange Program is not a one-for-one exchange. Eligible optionholders surrendering outstanding eligible options will receive replacement options covering a lesser number of shares with an exercise price equal to the closing price of our common stock on the NYSE on the grant date. The number of shares underlying a surrendered eligible option necessary to receive one share underlying a replacement option is referred to as the "exchange ratio." The exchange ratios of shares subject to eligible options surrendered in exchange for shares subject to replacement options will be determined in a manner intended to result in the grant of replacement options that have a fair value that is approximately 15% lower than the fair value of the eligible options surrendered in the exchange based on valuation assumptions made after the termination of the offer to exchange. These ratios will be designed to make the grant of replacement options accounting expense neutral. The actual exchange ratios will be calculated at or near the end of the Option Exchange Program based on our stock price at that time.

        The exchange ratios are expected to be established on a grant date by grant date basis with an appropriate ratio assigned to each grant date which reflects a value of new options granted in exchange for the eligible options that is approximately 15% below the fair value of the eligible options within that grouping. For these purposes, the fair value of eligible options and of options to be granted in the Option Exchange Program will be calculated using the Black-Scholes and, for modeling the expected life of the options, the Monte Carlo binomial valuation model. These models take into account many variables, such as the volatility of our stock and the expected term of an option. Setting the exchange ratios in this manner is intended to result in the issuance of replacement options that have a fair value approximately 15% less than the fair value of the surrendered eligible options they replace. This is designed both to avoid any additional compensation cost that we must recognize on the replacement options, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs and, by applying the discount, to enhance the fairness of the Option Exchange Program to our stockholders.. For instance, eligible options with an exercise price of $45.85 per share might have an exchange ratio of 2.6 eligible options for each replacement option to be received in exchange, while eligible options with an exercise price of $54.17 per share might have an exchange ratio of 2.8 eligible options for each replacement option to be received in exchange.

        Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer to exchange, the fair value of the eligible options, and the fair market value of our common stock. For illustration purposes, assume we were to begin the Option Exchange Program on June 1, 2010, and assume that our then-applicable 52-week high and 50% above the closing price of our common stock on the ending date of the Option Exchange Program are both below $38.00. As a result, options with an exercise price above $38.00 per share that were granted at least 18 months prior to June 1, 2010 would be eligible for the Option Exchange Program. Also assume that the exercise price for the replacement options will be equal to the closing price at the end of the Option Exchange Program. If, at the time we set the exchange ratios, the fair market value of our common stock was $20 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

If the Exercise Price of an Eligible Option Is: ($/Sh)	The Exchange Ratio Would Be (Eligible Option to Replacement Option):
$38.2875	2.7 to 1
$43.9750	2.8 to 1
$45.8500	2.6 to 1
$54.1700	2.8 to 1

        The foregoing exchange ratios are provided merely as an example of how we would determine the exchange ratios if we were setting the exchange ratios based on a $20 share price. We will apply the same methodology once these factors are decided closer to the time of commencement of the Option Exchange Program. The total number of replacement options a participating employee will receive with respect to surrendered eligible options will be determined by converting the number of shares underlying the surrendered eligible option according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant date by grant date basis.

        For purposes of example only, if a participating employee exchanged an eligible option for 100 shares with an exercise price of $43.975 per share and the exchange ratio was one share of replacement option for every 2.8 surrendered eligible option shares, the employee would receive replacement options for 36 shares in exchange for the surrendered eligible options (100 divided by 2.8). If the employee also exchanged other eligible options for 500 shares with an exercise price of $54.17 per share and the exchange ratio was one share of replacement option for every 2.8 surrendered eligible option shares, the employee would receive replacement options for 179 shares in exchange for the surrendered eligible options (500 divided by 2.8).

        Continuing this example, if we assume that all eligible options (as of February 26, 2010) remain outstanding and the option holders remain eligible to participate, the following table summarizes information regarding the eligible options and the replacement options that would be granted in the exchange:

	Exercise Prices of eligible options ($/Sh)	Number of Shares Underlying Eligible Options	Weighted Remaining Life Eligible Options (Years)	Exchange Ratio	Maximum Number of Shares Underlying Replacement Options That May Be Granted
	$38.2875	623,581	4.99	2.7	230,956
	$39.7525	3,000	5.75	2.6	1,154
	$41.7400	6,500	8.51	2.2	2,955
	$42.2775	4,000	6.51	2.5	1,600
	$43.7175	4,000	6.59	2.6	1,538
	$43.9750	779,997	6.00	2.8	278,570
	$44.7850	3,274	7.01	2.6	1,259
	$45.0125	2,532	6.17	2.8	904
	$45.3450	1,400	7.09	2.6	538
	$45.8500	830,232	7.00	2.6	319,320
	$48.5050	3,333	6.76	2.9	1,149
	$50.9150	1,808	7.17	2.9	623
	$54.1700	793,687	8.00	2.8	283,460
	$57.9000	1,453	8.09	3.0	484
	$61.7300	22,000	8.17	3.2	6,875
	$62.2500	1,295	8.26	3.2	405

Total	—	3,082,092	6.61	—	1,131,790

        After the exchange as presented in this example (assuming all eligible options are surrendered and without including any grants after February 26, 2010), there will be 12,751,062 shares available for future grants and 6,568,597 options (including those held by executive officers) outstanding. If all options eligible are exchanged, the new weighted average exercise price for outstanding options, (assuming a $20 exercise price for the new options), would be $28.11 and the weighted average remaining term would be 5.47 years. In addition, as of February 26, 2010, there were full value share-based awards outstanding representing approximately 1,334,638 shares.

        Because the exchange ratios that will apply in the offer to exchange have not yet been established and eligible optionholders can elect whether to participate in the offer to exchange, we cannot determine how many shares will be subject to the replacement options in the aggregate; however, assuming the facts presented in the example set forth above, in the event all eligible options (covering approximately three million shares) are surrendered in the Option Exchange Program, an aggregate of approximately one million shares will be subject to the replacement options.

        Election to Participate.    Participation in the Option Exchange Program will be voluntary. Eligible employees will be permitted to exchange all or none of the eligible options for replacement options on a grant-by-grant basis. Thus, if an eligible employee holds two option grants, each consisting of 100 options, the employee may elect to tender only one of these grants but must tender all 100 options under the grant.

        Exercise Price of Replacement Options.    The offer to exchange will extend for at least 20 business days after it is commenced. The replacement options will be granted promptly following the conclusion of the offer to exchange, likely on the first trading day immediately following the date on which the offer to exchange concludes. All replacement options will have an exercise price equal to the closing price of our common stock on the NYSE on the grant date for the replacement options, which will be the closing price reported on a consolidated basis on the NYSE on the grant date. The terms of the Option Exchange Program, including the date that the offer to exchange concludes, are subject to governmental requirements which could result in concluding the offer to exchange at a later date. Additionally, we may otherwise decide to amend, postpone or not proceed with the commencement of the offer to exchange, or under certain circumstances, cancel the offer to exchange once it has commenced. The closing price of our common stock on the NYSE on March 12, 2010 was $[    ] per share.

        Vesting of Replacement Options.    The replacement options will have a minimum vesting period of one year. With respect to the surrendered options that are not yet vested, the vesting schedule will be extended by one year. With respect to vested surrendered options, the replacement options will have a one-year vesting period. In order to enhance the retention value of the Option Exchange Program, unlike the surrendered options, the replacement options will not contain a provision which continues vesting for an additional three years upon retirement for employees who are early retirement eligible.

        Term of the Replacement Options.    The term of each replacement option will be the remaining term of the option for which it is exchanged.

        Other Terms and Conditions of the Replacement Options.    The other terms and conditions of the replacement options will be set forth in an award agreement to be entered into as of the replacement option grant date. All replacement options will be granted under our 2007 Plan, regardless of the plan under which the eligible option was granted. All replacement options will be nonqualified stock options. The common stock for which the replacement options may be exercised is currently registered on a registration statement filed with the SEC.

        Cancellation of Eligible Options Surrendered.    Under the Option Exchange Program, surrendered options will be cancelled upon completion of the exchange offer, and to the extent that those options were granted under either the 1999 Plan or the 2007 Plan, the shares underlying those surrendered options will again be available for new grants under the 2007 Plan pursuant to that Plan's terms.

        Potential Modification to Terms to Comply with Governmental Requirements.    The terms of the Option Exchange Program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the Option Exchange Program's terms, it is possible that we will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. Changes in the terms of the Option Exchange Program may also be required for tax purposes for participants in the United States as the tax treatment of the Option Exchange Program is not entirely certain. The Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Option Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. federal tax consequences.

        Interest of the Directors and Executive Officers of the Company in the Option Exchange Program    As described above, current and former members of our Board and our executive officers (Mr. Donnelly, Mr. Connor, Mr. Butler and Mr. O'Donnell) are not eligible to participate in the Option Exchange Program.

Impact of Option Exchange Program

        Return of Eligible Options Surrendered.    Consistent with the terms of the 2007 Plan, shares subject to eligible options granted under the 2007 Plan and the 1999 Plan that are surrendered in the Option Exchange Program will be cancelled and will return to the pool of shares available for grant under the 2007 Plan. Assuming full participation in the Option Exchange Program and assuming the example set forth above, 3.1 million shares are subject to eligible options that would be cancelled in the Option Exchange Program. An aggregate of 1.1 million of these 3.1 million shares would become subject to replacement options granted under the 2007 Plan in exchange for all eligible options pursuant to the program, and thus the net number of shares available for future grants under the 2007 Plan would increase by approximately 2.0 million shares.

        Effect on Shareholders.    The Option Exchange Program was designed in the aggregate to be expense-neutral to our shareholders while reducing our overhang. We are unable to predict the precise impact of the Option Exchange Program on our shareholders because we are unable to predict how many or which employees will exchange their eligible options. Based on the assumptions described above, including an assumed 52-week high trading price of our common stock and an assumed closing price of our common stock on the ending date of the Option Exchange Program, plus 50%, which are each lower than $38.00 and an assumed $20.00 share price, if all eligible options are exchanged, there will be a net reduction in the equity award overhang by approximately 2.0 million shares. Following the Option Exchange Program, if all eligible options are exchanged, we will have approximately 6.6 million options outstanding (including those held by executive officers). Together with the outstanding full value share-based awards which represent approximately 1.3 million shares, following the Option Exchange Program, we will have outstanding equity awards representing approximately 7.9 million shares. The total number of outstanding equity awards as of February 26, 2010, including the replacement options and outstanding equity awards held by executive officers, would have been approximately 9.9 million shares. As of February 26, 2010, the total number of shares of Textron common stock outstanding was 272,746,988.

        Accounting Treatment.    The exchange of options in the Option Exchange Program is treated as a modification of the existing stock options for accounting purposes. Accordingly, to the extent the fair value of each award of replacement options granted pursuant to the Option Exchange Program exceeds the fair value of the surrendered eligible options, such excess is considered incremental compensation. The remaining unrecognized compensation expense for the eligible options surrendered in exchange for the replacement options will be recognized over the remainder of the original requisite service period while the excess incremental compensation, if any, will be recognized over the new service period. Because we will effectively discount the fair value of the replacement options from the fair value of the eligible options, we do not expect to incur incremental compensation expense, other than minimal compensation expense that might result from fluctuations in the price of our common stock after the exchange ratios have been set but before the exchange actually occurs. In the event that any awards of replacement options are forfeited prior to their vesting due to termination of an employee's service, forfeited options will be included in our ongoing review of pre-vest forfeiture rates, which impacts the amount of compensation expense recognized.

        U.S. Tax Consequences.    The exchange of stock options pursuant to the Option Exchange Program should be treated as a non-taxable exchange because the new stock options will have an exercise price equal to the fair market value of our common stock on the grant date. The Company and participating employees should not recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. A more detailed summary of tax considerations will be provided to all participants in the documents that we file with the SEC as part of the offer to exchange. However, the tax consequences of the exchange program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of eligible options will be urged to consult their own tax advisors regarding the tax treatment of participating in the exchange program under all applicable laws prior to participating in the Option Exchange Program.

Plan Benefits Relating to the Option Exchange Program

        Because participation in the Option Exchange Program is voluntary, the benefits or amounts that will be received by any participant, if this proposal is approved and the Option Exchange Program is implemented, are not currently determinable. We are not able to predict who or how many participants will elect to participate, how many options will be surrendered for exchange or the number of replacement options that may be granted. None of the executive officers or members of the Board of Directors will be eligible to participate in the Option Exchange Program. Based on the assumptions described above, including an assumed 52-week high trading price of our common stock and an assumed closing price of our common stock on the ending date of the Option Exchange Program, plus 50%, which are each lower than $38.00 and an assumed $20.00 share price, the maximum number of shares underlying options eligible for exchange would be approximately 3.1 million shares, and the maximum number of shares underlying replacement options that would be granted would be approximately 1.1 million shares.

Text of Amendments to Plans

        In order to permit the Company to implement the one-time stock option exchange program in compliance with the 2007 Plan and applicable NYSE listing rules, the Committee recommended and the Board approved amendments to the 2007 Plan and the 1999 Plan, subject to approval of the amendments by the Company's shareholders. The Company is seeking shareholder approval to amend each of the Plans to allow for the Option Exchange Program. The amendments would add a new Section 6(j) to the 2007 Plan and a new Section 6.14 to the 1999 Plan, respectively, which new sections will read as follows:

  Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company's shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Options, be tendered to the Company in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within six months of the date of such shareholder approval.

        In addition, the following amendments will be made to the 2007 Plan to incorporate certain "best practices":

  •
  The definition of "change of control" will be amended to require consummation of a transaction, rather than just shareholder approval of a transaction, for a change of control to occur. This change impacts the trigger date of acceleration provisions of future awards under the 2007 Plan, ensuring that benefits do not become payable in respect of a transaction that is not ultimately consummated;

  •
  Section 6(i) of the 2007 Plan will be amended to clarify that no future option exchange for cash may be conducted without shareholder approval; and

  •
  Section 16 of the 2007 Plan will be amended to prohibit any amendments to the 2007 Plan that (i) increase benefits to participants, (ii) increase the number of shares reserved under the plan or (iii) modify the requirements for participation in the 2007 Plan, without, in any such case, receiving shareholder approval of such amendment.

Conclusion

        We believe that our broad-based equity program has enhanced our ability to attract, motivate, and retain the employee talent critical to attaining improved long-term Company performance and shareholder returns. Therefore, we consider approval of the Option Exchange Program to be important to our future success, as it will enable Textron to strengthen the motivational and retentive value of our stock option awards to our employees.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the proposal to amend the Plans to allow for the Option Exchange Program.

 APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Proposal

        The Board of Directors has voted to approve, and to recommend to our shareholders that they approve, a proposal to amend the Company's Restated Certificate of Incorporation (the "Certificate") to phase out the classification of the Board of Directors, to provide instead for the annual election of directors and to make certain minor additional changes to the Certificate, including to reflect the current number of directors and to restate the par value of the Company's preferred stock from "without par value" to "$.01 par value" in order to reduce the annual franchise tax payable by the Company on these shares. If approved by the Company's shareholders, this proposal will become effective upon the filing of the amendment to the Certificate with the Secretary of State of Delaware and would first apply to directors standing for election beginning with the 2011 Annual Meeting of Shareholders. The proposal, even if approved, will not affect directors elected to three-year terms either at this Annual Meeting or previously, each of whom will be entitled to complete the term to which he or she has been elected.

        Article TENTH of the Certificate currently provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year and directors in each class being elected to three year terms. If the proposed amendment is approved by our shareholders, those directors previously elected for three-year terms of office by our shareholders, including those directors elected at this Annual Meeting, will complete their three-year terms, and thereafter they or their successors would be elected for one-year terms at each Annual Meeting of Shareholders. Directors elected to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the Board of Directors will serve until the next annual meeting. By the Annual Meeting of Shareholders in 2013, the declassification of the Board of Directors would be complete and all directors would be subject to annual election to one-year terms.

Purpose and Effect of the Proposal

        Classified boards provide a measure of protection against hostile acquisitions and proxy contests because they increase the time necessary to elect directors who constitute a majority of the board, thereby making it more difficult for a shareholder with a short-term focus to gain or alter control of the Board of Directors without the cooperation or approval of incumbent directors. Therefore, when a board has determined that a proposed transaction is contrary to the best interests of the Company's shareholders, the classified board enables the Company to more effectively resist unwanted advances. Correspondingly, when boards are not classified, the entire board of directors can be removed in a single year. As a result, if this proposal is approved and implemented, it would be easier for one or more shareholders holding a large number of shares, whether an existing or long-term shareholder or one that accumulates a large position in or for a short period of time, to replace the entire Board of Directors at once. Classified boards also foster continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company. Moreover, classified boards reinforce a commitment to a long-term point of view rather than encouraging excessive focus on short-term goals.

        The Board believes that, when shareholders initially approved instituting the Company's classified board structure in 1983, most shareholders shared these views of the benefits of a classified board. However, the Board acknowledges the growing sentiment, particularly in the institutional investor community, in favor of annual elections and believes that the Board would continue to be effective in protecting shareholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for shareholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also takes note of the fact that annual elections of directors are in line with emerging corporate governance practices, providing shareholders with the opportunity to register their views on the performance of the entire Board each year. As a result, the Nominating and Corporate Governance Committee and the Board of Directors have considered the matter, adopted resolutions setting forth the proposed amendment to the Certificate, declared such amendment advisable and unanimously resolved to submit such amendment to the Company's shareholders for consideration.

The Declassification Amendment and Additional Changes

        If this proposal is approved, the Certificate will be amended as follows to eliminate the classified Board and provide for the annual election of directors and to make certain additional changes:

  1.
  Article FOURTH shall be amended to reflect that the Company's Preferred Stock shall have par value of $.01 per share;

  2.
  Section (a) of Article TENTH of the Certificate will be amended to reflect that the current number of directors constituting the whole Board shall be thirteen; and

  3.
  Section (b) of Article TENTH of the Certificate will be amended to remove the designation of directors into classes and to provide that, commencing with the 2011 annual meeting of shareholders, the directors will be elected annually for terms expiring at the next succeeding annual meeting.

        In addition, under Delaware law, directors elected to a classified term may be removed only for cause, while directors elected annually may be removed with our without cause by a vote of the holders of a majority of the outstanding shares entitled to vote. Accordingly, the Board of Directors has amended Section 3.13 of the Company's Bylaws, contingent upon shareholder approval of the declassification amendment, to revise the provision regarding removal of directors to conform to Delaware law.

        The general description of the proposed amendment set forth above is qualified in its entirety by reference to the text of the proposed amendment to Article FOURTH and Article TENTH of the Certificate, which is attached as Annex A to these proxy materials. Additions to the Certificate are indicated by underlining and deletions to the Certificate are indicated by strike-outs.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR approval of the amendment to the Certificate.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of Ernst & Young LLP to audit Textron's consolidated financial statements for 2010, but as a matter of good corporate governance the Board is asking shareholders to ratify that appointment of Ernst & Young LLP as independent registered public accounting firm for 2010. If this resolution is defeated, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees to Independent Auditors

        The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron's annual financial statements, the reviews of the financial statements in Textron's Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2009 and 2008 and fees billed in 2009 and 2008 for audit-related services, tax services and all other services rendered by Ernst & Young LLP.

	2008	2009
Audit Fees	$8,573,000	$7,911,000
Audit-Related Fees(1)	1,938,000	622,000
Tax Fees(2)	605,000	533,000
All Other Fees	0	0

Total Fees	$11,116,000	$9,066,000
(1)
Audit-related fees include fees for employee benefit plan audits, due diligence relating to acquisitions and dispositions, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.

(2)
Tax fees include fees for tax services relating to consultations, compliance, dispositions, and expatriate services.

        Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

        All audit-related services, tax services and other services for 2009 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission's rules on auditor independence.

        The Board of Directors recommends a vote FOR ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 4 on the proxy card).

 OTHER MATTERS TO COME BEFORE THE MEETING

        The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2011 ANNUAL MEETING

        Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron on or before November [    ], 2010.

        If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron's Amended and Restated By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later or, between November [    ], 2010 and January [    ], 2011, for the 2011 annual meeting. The notice must include a description of the proposed business, the text of the proposal or business or of any proposed resolution or By-law amendment, the reasons for conducting the business at the meeting and any material interest in the business of the proposing shareholder or any beneficial owner on whose behalf the business is being proposed, as well as the name, address and Textron stock ownership information for the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed and a representation that such shareholder intends to appear in person at the meeting. In addition, as to the shareholder, or if the notice is given on behalf of a beneficial owner, as to such beneficial owner, certain other information, including a description of any agreement, arrangement or understanding with respect to the business being proposed or related to derivative ownership or voting power of Textron stock. A written consent to the disclosure of such information must also be provided. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron's proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company's shares may deliver only one copy of the Company's proxy statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at (401) 457-2353 or by submitting a written request to the corporate secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,

Terrence O'Donnell
 Executive Vice President, General Counsel and
Corporate Secretary

March [    ], 2010

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE (SEE ENCLOSED PROXY CARD) OR FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

 Annex A

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

CHARTER AMENDMENT

        FOURTH: the total number of shares of all classes of stock which the Corporation shall have authority to issue is 515,000,000 of which 15,000,000 shares~~,~~ of the ~~without~~ par value~~,~~ of $.01 each are to be of a class designated "Preferred Stock" and 500,000,000 shares of the par value of $.125 each are to be of a class designated "Common Stock".

        TENTH: (a) The number of directors constituting the whole Board shall be as fixed from time to time by vote of majority of the whole Board, provided, however, that the number of directors shall not be less than three and that the number shall not be reduced so as to shorten the term of any director at the time in office. The number of directors constituting the whole Board shall hereafter be ~~fourteen~~ thirteen until otherwise fixed by a majority of the whole Board in accordance with the preceding sentence.

        (b)   Commencing with the 2011 annual meeting of the stockholders of the Corporation, the directors shall be elected annually for terms expiring at the next succeeding annual meeting. Directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders; directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders.~~The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in the number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1984, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting.~~ At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reasons, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, or by a sole remaining director. Any directors so chosen shall hold office until ~~the next election of the class for which such directors shall have been chosen and until~~ their successors shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. ~~Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.~~ Notwithstanding any other provision of this Article TENTH, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the term of office, the filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 28, 2010, 11:00 a.m. EDT Renaissance Providence Hotel 5 Avenue of the Arts Providence, Rhode Island IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010 The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 2, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 are available at www.textron.com/Investor Relations—Annual Report and Proxy Materials. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends that you vote “FOR” the nominees listed below. 1. Kathleen M. Balder 2. R. Kerry Clark 3. Ivor J. Evans 4. Lord Powell of Bayswater KCMG 5. James L. Ziemer The Board of Directors recommends that you vote "FOR" proposal 6. 6. Approval of amendments to equity incentive plans to allow for a one-time stock option exchange program. The Board of Directors recommends that you vote "FOR" proposal 7. 7. Approval of amendment to Restated Certificate of Incorporation to provide for the annual election of directors. The Board of Directors recommends that you vote "FOR" proposal 8. 8. Ratification of appointment of independent registered public accounting firm. This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed above, and FOR proposals 6, 7 and 8, or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW AND "FOR" PROPOSALS 6, 7 AND 8. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x Please detach along perforated line and mail in the envelope provided. 00003333303030300000 0 042810 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. IMPORTANT NOTICE YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. The Board of Directors recommends that you vote “FOR” the nominees listed below. 1. Kathleen M. Balder 2. R. Kerry Clark 3. Ivor J. Evans 4. Lord Powell of Bayswater KCMG 5. James L. Ziemer The Board of Directors recommends that you vote "FOR" proposal 6. 6. Approval of amendments to equity incentive plans to allow for a one-time stock option exchange program. The Board of Directors recommends that you vote "FOR" proposal 7. 7. Approval of amendment to Restated Certificate of Incorporation to provide for the annual election of directors. The Board of Directors recommends that you vote "FOR" proposal 8. 8. Ratification of appointment of independent registered public accounting firm. This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed above, and FOR proposals 6, 7 and 8, or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 28, 2010, 11:00 a.m. EDT Renaissance Providence Hotel 5 Avenue of the Arts Providence, Rhode Island INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW AND "FOR" PROPOSALS 6, 7 AND 8. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x 00003333303030300000 0 042810 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2010. The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 2, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 are available at www.textron.com/Investor Relations—Annual Report and Proxy Materials. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications electronically exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. If you vote by telephone or through the Internet, please DO NOT mail back this proxy card. IMPORTANT NOTICE YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY, OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1 14475 COMMENTS: TEXTRON INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, April 28, 2010 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or through the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoint(s) Scott C. Donnelly, Terrence O’Donnell and Frank T. Connor, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 28, 2010, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement. (Continued and to be signed on the reverse side) ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 28, 2010, 11:00 a.m. EDT Renaissance Providence Hotel 5 Avenue of the Arts Providence, Rhode Island